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                                                                  Exhibit (1)(b)

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                                  NORTEK, INC.


                                  $310,000,000


                          9 1/8% Senior Notes due 2007






                               Purchase Agreement


                                 August 21, 1997






                      WASSERSTEIN PERELLA SECURITIES, INC.
                            BEAR, STEARNS & CO. INC.






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                                  NORTEK, INC.

                                  $310,000,000
                          9 1/8% Senior Notes due 2007


                               PURCHASE AGREEMENT



                                                                 August 21, 1997
                                                              New York, New York



WASSERSTEIN PERELLA SECURITIES, INC.
31 West 52nd Street
New York, New York 10019

BEAR, STEARNS & CO. INC.
245 Park Avenue
New York, New York 10167


Ladies & Gentlemen:

       Nortek, Inc., a Delaware corporation ("NORTEK"), proposes to issue and sell to Wasserstein Perella Securities, Inc. and Bear, Stearns & Co. Inc. (each, an "INITIAL PURCHASER", and collectively, the "INITIAL PURCHASERS") $310,000,000 aggregate principal amount of its 9 1/8% Senior Notes due 2007 (the "NOTES") in connection with the Acquisition (as defined below) by Nortek of Ply Gem Industries, Inc., a Delaware corporation ("PLY GEM"), subject to the terms and conditions set forth herein. The Notes will be issued pursuant to the provisions of an indenture dated August 26, 1997 (the "INDENTURE"), between Nortek and State Street Bank and Trust Company, as trustee (the "TRUSTEE"). The terms "NORTEK" and "PLY GEM" refer to Nortek and its subsidiaries and Ply Gem and its subsidiaries, respectively, prior to giving effect to the Acquisition. The term "COMPANY" refers, collectively, to Nortek and Ply Gem.

       On July 24, 1997, Nortek, a wholly-owned subsidiary of Nortek and Ply Gem entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT"). In connection with the Merger Agreement, on July 29, 1997, such Nortek subsidiary commenced a tender offer to purchase all outstanding shares of common stock, $0.25 par value per share ("COMMON STOCK" or "SHARES"), of Ply Gem at a price of $19.50 per share, net to the seller in cash, without interest thereon (the "TENDER OFFER"), upon such terms and conditions as are set forth in the offer to purchase dated July 29, 1997 (the "OFFER TO PURCHASE") and the related letter of transmittal. The obligation of Nortek's subsidiary to accept for payment or pay for any tendered shares in the Tender Offer is conditioned on the conditions specified in the Offer to Purchase (such



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                                                                               2




conditions collectively, the "ACQUISITION CONDITIONS"). As promptly as practicable after satisfaction or waiver of the Acquisition Conditions and the acceptance of and payment for the Shares tendered pursuant to the Tender Offer, the Merger Agreement provides that Nortek's subsidiary will be merged with and into Ply Gem (the "MERGER"), which shall be the surviving corporation and shall thereby become a wholly owned subsidiary of Nortek. In the Merger, each issued and outstanding Share (other than Shares owned directly or indirectly by Ply Gem, Shares held in the treasury of Ply Gem and Shares owned by Ply Gem stockholders who perfect appraisal rights under the General Corporation Law of the State of Delaware) will be converted into the right to receive $19.50 in cash or such higher price that may be paid in the Tender Offer, without interest. As part of the transactions contemplated by the Merger Agreement, each outstanding stock option to acquire Shares (an "OPTION") will be cancelled for the excess, if any, of the price paid in the Tender Offer over the exercise price of the Option. The transactions contemplated by the Merger Agreement are referred to herein as the "ACQUISITION." The Acquisition, this Offering and the use of proceeds therefrom, issuance of the Bridge Notes (as defined in the Offering Memorandum referred to below) or extensions of credit under the Ply Gem Credit Facility (as defined in the Offering Memorandum)(as the case may be) and the other transactions contemplated by the Operative Documents (as defined below) are referred to herein collectively as the "TRANSACTIONS."

       The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the "ACT"), in reliance on an exemption from the registration requirements of the Act. In connection with the sale of the Notes, the Company prepared a preliminary offering memorandum dated August 8, 1997 (including all documents incorporated therein by reference, the "PRELIMINARY OFFERING MEMORANDUM"), and a final offering memorandum dated August 21, 1997 (including all documents incorporated therein by reference, the "OFFERING MEMORANDUM"), each setting forth certain information concerning the Company and the Notes. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offer and resale of the Notes by the Initial Purchasers. Unless stated to the contrary, all references herein to the Offering Memorandum are to the Offering Memorandum at the date hereof (including any supplements or amendments). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Offering Memorandum.

       The Company understands that each of the Initial Purchasers proposes to make offerings of the Notes only on the terms and in the manner set forth in the Offering Memorandum and Sections 2 and 3 hereof, as soon as each such Initial Purchaser deems advisable after this Agreement has been executed and delivered,
(i) to persons in the United States whom such Initial Purchaser reasonably believes to be qualified institutional buyers ("QIBS") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("RULE 144A"), in transactions meeting the requirements of Rule 144A, (ii) to a limited number of other persons such Initial Purchaser reasonably believes to be institutional "accredited investors" ("ACCREDITED INVESTORS") as defined in Rule 501(a)(1),
(2), (3) or (7) under Regulation D of the



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                                                                               3




Act, in private sales exempt from registration under the Act or (iii) to non-U.S. persons such Initial Purchaser reasonably believes are permitted to purchase the Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "REGULATION S PURCHASER") (such persons specified in clauses
(i), (ii) and (iii) being referred to herein as the "ELIGIBLE PURCHASERS").

              1. ISSUANCE OF SECURITIES. The Company proposes, upon the terms and subject to the conditions set forth herein, to issue and sell to the Initial Purchasers an aggregate of $310,000,000 principal amount of Notes. The Notes and the Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "NOTES."

              Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

       THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) WHO IS AN INSTITUTION (AN "INSTITUTIONAL ACCREDITED INVESTOR"), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (THE "RESALE RESTRICTION TERMINATION DATE") OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, EXCEPT (A) TO THE ISSUER, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH THE RESALE PROVISIONS OF RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A WRITTEN CERTIFICATION CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) PURSUANT TO THE RESALE LIMITA-

       TIONS PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT,
       (F) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT OR (G) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED, IN THE CASE OF CLAUSES (C),
       (D), (F) AND (G) ABOVE, UPON AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH ACCOUNT BE AT ALL TIMES WITHIN ITS CONTROL AND TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE.

              2. OFFERING. The Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Act.

              Each of the Initial Purchasers has advised the Company that it proposes to offer the Notes for resale (the "EXEMPT RESALES") on the terms and conditions set forth in this Agreement and in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom such Initial Purchaser reasonably believes to be QIBs, (ii) a limited number of other institutional investors whom such Initial Purchaser reasonably believes to be Accredited Investors that are purchasing for their own accounts or for the account of an Accredited Investor, for investment purposes only and not with a view to, or for offer or sale in connection with, any distribution of the Notes in violation of the Act and (iii) persons such Initial Purchaser reasonably believes to be Regulation S Purchasers, PROVIDED, HOWEVER, that with respect to clause (ii) each such Accredited Investor shall be required to complete and deliver a purchaser letter, substantially in the form of Annex A to the Offering Memorandum, to such Initial Purchaser prior to the confirmation of any order. The Initial Purchasers will offer the Notes to such Eligible Purchasers initially at a price equal to

99.192% of the principal amount thereof. Such price may be changed at any time without notice.

              The Initial Purchasers and other holders (including subsequent transferees) of the Notes will have the registration rights set forth in a registration rights agreement relating thereto (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date and substantially in the form of EXHIBIT A hereto, for so long as such Notes constitute "REGISTRABLE SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "COMMISSION"), under the circumstances set forth therein, (i) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the 9 1/8% Senior Notes due 2007 (the "SERIES B NOTES") to be offered in exchange for the Notes (the "EXCHANGE OFFER") and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT") relating to resales by certain holders of the Notes, and, if applicable, the Private Exchange Notes (as defined in the Registration Rights Agreement) and to use its best efforts to cause such Registration Statements to be declared effective and to consummate the Exchange Offer.

              This Agreement, the Notes, the Series B Notes, the Private Exchange Notes, the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "OPERATIVE DOCUMENTS."

              3. PURCHASE, SALE AND DELIVERY. (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree to purchase from the Company, $310,000,000 aggregate principal amount of Notes. The purchase price for the Notes will be $962.16 per $1,000 principal amount of Notes.

                     (b) Delivery of the Notes shall be made, against payment of the purchase price therefor, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019 on Tuesday, August 26, 1997, at 10:00 a.m., New York City time, or such other location, date and time as the Initial Purchasers and the Company shall agree (such date and time of delivery and payment, the "CLOSING DATE").

                     (c) One or more of the Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate amount corresponding to the aggregate amount of the Notes sold pursuant to Exempt Resales to QIBs, Accredited Investors and Regulation S Purchasers (the "GLOBAL NOTE") shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct), in each case with any transfer taxes thereon duly paid by the Company, against payment by the Initial Purchasers of the purchase price therefor, by wire transfer of same day funds, to an account designated by the Company, provided that the Company shall give at least two business days' prior written notice to the Initial Purchasers of the information required to effect such

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wire transfer. The Global Note shall be made available to the Initial Purchasers for inspection not later than 9:00 a.m., New York City time, on the business day immediately preceding the Closing Date.

              4. COVENANTS OF THE COMPANY. The Company covenants and agrees with each of the Initial Purchasers as follows:

                     (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order or order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum, of any suspension of the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) of the occurrence of any event that makes any statement of a material fact made in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws and, if any such order is issued, to obtain the withdrawal or lifting of such order at the earliest possible time.

                     (b) The Company will furnish to the Initial Purchasers, counsel for the Initial Purchasers and those persons identified by the Initial Purchasers to the Company, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers and counsel for the Initial Purchasers may reasonably request. The Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto by the Initial Purchasers in connection with Exempt Resales.

                     (c) Before amending or supplementing the Preliminary Offering Memorandum or the Offering Memorandum, to furnish to the Initial Purchasers a copy of each such proposed amendment or supplement and not to make any such proposed amendment or supplement to which the Initial Purchasers reasonably object. The Company shall promptly prepare, upon the reasonable request of the Initial Purchasers, any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that may be necessary or advisable in connection with Exempt Resales.

                     (d) If, after the date hereof and prior to completion of any Exempt Resale by the Initial Purchasers to purchasers who are not affiliated with the Initial Purchasers, any event shall occur or condition shall exist as a result of which, in the judgment of the Company or counsel for the Company, it becomes necessary or advisable to amend or supplement the Preliminary Offering Memorandum or Offering Memorandum so that it does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Preliminary Offering Memorandum or Offering Memorandum is delivered to a purchaser, not misleading, or if in the opinion of the Company or counsel for the Company or counsel to the Initial Purchasers it is necessary or advisable to amend or supplement the Preliminary Offering Memorandum or Offering Memorandum to comply with applicable law, the Company will (i) notify the Initial Purchasers, in writing, to suspend use of the Preliminary Offering Memorandum or Offering Memorandum as promptly as practicable, and (ii) promptly prepare, at its own expense, an appropriate amendment or supplement to such Preliminary Offering Memorandum or Offering Memorandum in accordance with Section 4(c) above, so that the statements therein as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is so delivered to a purchaser, not misleading, or so that such Preliminary Offering Memorandum or Offering Memorandum will comply with applicable law.

                     (e) To cooperate with the Initial Purchasers and counsel for the Initial Purchasers in connection with the qualification or registration of the Notes for the offering and sale under the securities or Blue Sky laws of such states and other jurisdictions as the Initial Purchasers may reasonably request and to continue such qualification in effect so long as required for the Exempt Resales; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction where it is not now so subject. The Company shall promptly advise the Initial Purchasers of the receipt of any notification with respect to the suspension of the qualification or exemption from qualification of the Notes for offering or sale in any jurisdiction or the institution, or to the Company's knowledge the threat or contemplation of any proceeding for such purpose.

                     (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company will pay all costs, expenses, fees and taxes incident to the performance of the obligations of the Company hereunder, including in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto required pursuant hereto, (ii) the issuance, transfer and delivery by the Company of the Notes to the Initial Purchasers, (iii) the qualification or registration of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the cost of preparing, printing and mailing a preliminary and final Blue Sky Memorandum and the reasonable fees and disbursements of counsel for the Initial Purchasers relating

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thereto) and the expenses related to all other agreements, memoranda, correspondence and all other documents prepared and delivered in connection herewith and with the Exempt Resales, (iv) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be requested for use in connection with Exempt Resales, (v) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof), (vi) the fees, disbursements and expenses of the Company's counsel and accountants, (vii) all expenses and listing fees in connection with the application for quotation of the Notes in the Private Offerings, Resales and Trading Through Automated Linkages ("PORTAL") market of the National Association of Securities Dealers, Inc. ("NASD"), (viii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with the approval of the Notes by DTC for "book-entry" transfer, (ix) rating the Notes by rating agencies, (x) the fees and expenses of the Trustee and its counsel, (xi) the performance by the Company of its other obligations under this Agreement and the other Operative Documents, and (xii) "roadshow" travel and other expenses incurred in connection with the marketing and sale of the Notes. Except as provided in this Section 4(f) and Sections 4(s), 6, 7 and 12(d) hereof, the Initial Purchasers shall pay all of their own costs and expenses, including the fees of counsel for the Initial Purchasers.

                     (g) The Company will use the proceeds from the sale of the Notes in the manner specified in the Offering Memorandum under the caption "Use of Proceeds;" PROVIDED THAT, no more than $155 million of such proceeds shall be used, directly or indirectly, to acquire the Shares in the Tender Offer.

                     (h) The Company will not voluntarily claim, and will resist actively any attempts to claim, the benefit of any usury laws against the holders of any Notes.

                     (i) None of the Company, its subsidiaries or affiliates (as defined in Rule 501(b) under the Act) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that could be integrated with the sale of the Notes in a manner that would require the registration of the Notes under the Act or take any other action that would result in the Exempt Resales not being exempt from registration under the Act.

                     (j) The Company will for so long as any of the Notes remain outstanding and during any period in which the Company is not subject to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and any holder of the Notes is still relying on Rule 144A or another exemption from the registration requirements of the Act, make available to any holder or beneficial owner of Notes in connection with any sale thereof and any prospective purchaser of such Notes from such holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act.

                     (k) The Company will cause the Exchange Offer to be made in the appropriate form to permit registered Series B Notes to be offered in exchange for the Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

                     (l) The Company will comply with all of the agreements set forth herein and in the other Operative Documents and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

                     (m) The Company will use its best efforts to effect the inclusion of the Notes in PORTAL, maintain the listing of the Notes on PORTAL for so long as the Notes are outstanding and obtain approval of the Notes by DTC for "book-entry" transfer.

                     (n) During a period of three years following the Closing Date, the Company will deliver without charge to each Initial Purchaser, promptly upon their becoming available, copies of (i) all reports or other publicly available information that the Company shall mail or otherwise make available to its stockholders, the Trustee or to holders of the Notes or the Series B Notes and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange and such other publicly available information concerning the Company or any of its subsidiaries, including without limitation, press releases.

                     (o) Prior to the Closing Date, the Company will furnish to the Initial Purchasers, as soon as they have been prepared in the ordinary course by the Company, copies of any unaudited interim financial statements for any period subsequent to the periods covered by the financial statements appearing in the Offering Memorandum.

                     (p) Neither the Company nor any of its subsidiaries will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of the Notes. Except as permitted by the Act, the Company will not distribute any (i) preliminary offering memorandum, including, without limitation, the Preliminary Offering Memorandum, (ii) offering memorandum, including, without limitation, the Offering Memorandum or (iii) other offering material in connection with the offering and sale of the Notes.

                     (q) Neither the Company, its affiliates (as defined in Rule 501(b) under the Act) nor any person acting on behalf of either will solicit any offer to buy or offer or sell the Notes or the Series B Notes by means of any form of general solicitation or general advertising (as such terms are used in Regulation D under the Act), or in any manner involving a public offering within the meaning of Section 4(2) of the Act prior to the effectiveness of a registration statement with respect to the Notes or the Series B Notes, as applicable, except that the Company makes no undertaking in this Section 4(q) regarding the Initial Purchasers or any person acting on behalf of either of them.

                     (r) Prior to the Closing Date, the Company will not amend or modify the Merger Agreement or the terms or conditions of the Tender Offer in any manner or respect which would be adverse to the holder of any Note without the prior written consent of the Initial Purchasers.

                     (s) If (i) the Closing Date occurs after the Expected Closing Date (as defined below), interest on the Notes when issued shall accrue from the Expected Closing Date or (ii) this Agreement is terminated and the Notes are not issued as contemplated hereby and by the Offering Memorandum, a fee shall be payable by Nortek to the Initial Purchasers in an amount equal to the amount of interest that would have accrued on the Notes (under the terms thereof as described in the Offering Memorandum) had the Notes been issued, from the Expected Closing Date to the date of termination of this Agreement. The term "EXPECTED CLOSING DATE" means August 26, 1997.

              5.     REPRESENTATIONS AND WARRANTIES.

                     (a) The Company represents and warrants to, and agrees with, the Initial Purchasers that:

                            (i) The Preliminary Offering Memorandum did not as of its date, and the Offering Memorandum does not, and any supplement or amendment to the Offering Memorandum will not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (i), however, with respect to any information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by any Initial Purchaser relating to such Initial Purchaser expressly for use in connection with the preparation thereof. The statistical and market-related data included in the Preliminary Offering Memorandum and the Offering Memorandum are based on or derived from sources which the Company believes to be reliable and accurate. No forward looking statements within the meaning of Section 27A of the Act and Section 21E of the Exchange Act contained in the Preliminary Offering Memorandum and the Offering Memorandum have been made or reaffirmed without a reasonable basis or have been disclosed other than in good faith.

                            (ii) The Company has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Preliminary Offering Memorandum and the Offering Memorandum. No action has been taken or, to the knowledge of the Company, threatened, and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body, including any federal or state court of competent jurisdiction, which (A) prevents the execution, delivery and performance of any of the Operative Documents or the Merger Agreement, (B) prevents or suspends the issuance or sale of the Notes or the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, in any jurisdiction or (C) asserts that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act.

                            (iii) Arthur Andersen LLP, which has certified the financial statements and supporting schedules included in the Offering Memorandum in respect of Nortek and its subsidiaries, is an independent certified public accounting firm with regard to Nortek and its subsidiaries as required by the Act if the Offering were required to be registered under the Act. Grant Thornton LLP, which has certified the financial statements and supporting schedules included in the Offering Memorandum in respect of Ply Gem and its subsidiaries, is an independent certified public accounting firm with regard to Ply Gem and its subsidiaries as required by the Act if the Offering were required to be registered under the Act.

                            (iv) Subsequent to the respective dates as of which information is given in the Offering Memorandum, except as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there has been no material adverse change in or effect on the business, prospects, properties, assets, liabilities (contingent or otherwise), earnings, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT"), whether or not arising from transactions in the ordinary course of business, no fact has become known to the Company which could reasonably be expected to have a Material Adverse Effect, and no loss of, or damage to, properties (whether or not insured) has occurred which could reasonably be expected to have a Material Adverse Effect. Since June 28, 1997, except as expressly disclosed in the Offering Memorandum or in any reports filed by the Company with the Commission pursuant to the Exchange Act or in accordance with any plan contained in any such report, neither the Company nor any of its subsidiaries has (A) incurred or undertaken any liabilities or obligations, direct or contingent, that are material to the Company and its subsidiaries taken as a whole, (B) entered into any material transaction not in the ordinary course of business and consistent with past practice or (C) declared or paid any dividend or made any distribution on any shares of its capital stock or, other than the purchase of not more than 200,000 shares of the Company's common stock, redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock. Since the date of the latest balance sheet presented in the Offering Memorandum, except as expressly disclosed in the Offering Memorandum or in any reports filed by the Company with the Commission pursuant to the Exchange Act or in accordance with any plan contained in any such report, there has not been any change in the long-term debt of the Company or any material change in the capital stock of the Company.

                            (v) The Company has the requisite corporate power and the authority to (A) enter into this Agreement, each of the other Operative Documents to which it is a party and the Merger Agreement, (B) perform each of its obligations hereunder and thereunder and (C) consummate the Transactions including, without limitation, to issue, sell and deliver the Notes to be sold by it hereunder and to consummate the Acquisition. This Agreement, each of the other Operative Documents to which the Company is a party, the Merger Agreement and the Transactions contemplated herein and therein have been duly and validly authorized by the Company and each of such agreements has been duly and validly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (A) as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors rights generally and by general equitable principles and (B) to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws.

                            (vi) The execution, delivery and performance of this Agreement, each of the other Operative Documents and the Merger Agreement by the Company and the consummation by the Company of the Transactions (including, but not limited to, (A) the issuance, sale and delivery of the Notes by the Company and compliance by the Company with the terms thereof and (B) consummation of the Acquisition) do not and will not (1) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default), result in a material modification of the effect of, give rise to any right to accelerate the maturity or require the prepayment of any obligation of the Company or any of its subsidiaries or require any consent, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries, pursuant to, the terms of any contract, lease, indenture, mortgage, deed of trust, loan agreement, instrument, franchise, license, permit or other agreement or document to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets may be bound, except for such conflicts, breaches, defaults, modifications, accelerations, prepayments, liens, charges or encumbrances which would not individually or in the aggregate have a Material Adverse Effect or prohibit or restrict the consummation of the transactions contemplated hereby and thereby; (2) violate or conflict with any provision of the certificate of incorporation or by-laws (or equivalent instruments) of the Company or any of its subsidiaries; (3) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or arbitrator or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets except for such violations or conflicts which would not individually or in the aggregate have a Material Adverse Effect or restrict the consummation of the transactions contemplated hereby and thereby; or (4) result in the termination or revocation of the Company's or any of its subsidiaries' consents, approvals, authorizations, orders, registrations, qualifications, licenses or permits of or from any public, regulatory or governmental agency or body to own, lease or operate its properties or conduct its business as now being conducted or as described in the Offering Memorandum, except where such termination or revocation would not have a Material Adverse Effect.

                            (vii) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for (A) the valid execution, delivery and performance of this Agreement, any of the other Operative Documents or the Merger Agreement, (B) the consummation by the Company of the Transactions, including, but not limited to, (1) the issuance, sale and delivery of the Notes to be issued, sold and delivered by the Company hereunder and (2) the consummation of the Acquisition or (C) compliance by the Company with the terms hereof or thereof, except, in the case of those required to be made prior to the date hereof, such as have been obtained and made or, in the case of those permitted to be made hereafter, as will be timely obtained or made.

                            (viii) All of the outstanding shares of capital stock of the Company are duly and validly authorized and issued, fully paid and nonassessable, were issued in compliance with all applicable federal and state securities laws and were not issued in violation of any preemptive rights nor do any such shares of capital stock have the benefit of any preemptive rights. The Company had, at June 28, 1997, a duly authorized and outstanding capitalization as set forth in the "Actual" column under the caption "Capitalization" in the Offering Memorandum. On June 28, 1997, after giving pro forma effect to the Transactions (assuming extensions of credit under the Ply Gem Credit Facility but not issuance of the Bridge Notes), the Company would have had an authorized and outstanding capitalization as set forth in the Offering Memorandum in the "As Adjusted" column under the caption "Capitalization." No holder of any securities of the Company is entitled to have such securities (other than the Notes, the Exchange Notes and the Private Exchange Notes, if any) registered under any registration rights or similar agreement. Except as described in the Offering Memorandum (including the documents incorporated by reference therein), there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the issuance of, any shares of capital stock of or other equity or other ownership interest in the Company's subsidiaries other than those owned or held by the Company or another subsidiary of the Company.

                            (ix) The Company and each of its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company and each of its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which could not, individually or the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any claim or notice from any official in any jurisdiction that it is required to be qualified or licensed to do business in any jurisdiction in which it is not so qualified or licensed. The Company and each of its subsidiaries has, and after giving effect to the Transactions will have, all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from, and has made all appropriate declarations and filings with, all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Offering Memorandum except for consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits the failure to obtain which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of any proceedings relating to the revocation or modification of any thereof, nor is the Company or any of its subsidiaries aware of any basis therefor, and no such consent, approval, authorization, order, registration, qualification, franchise, license or permit contains a restriction that is materially burdensome to the Company or any of its subsidiaries that is not adequately and accurately disclosed in the Offering Memorandum.

                            (x) As of June 28, 1997 and as of the date hereof, all of the outstanding shares of capital stock of each Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Commission) of the Company have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of preemptive rights, repurchase rights or rights of first refusal and, except as described in the Offering Memorandum, are owned directly or indirectly by the Company, free and clear of any lien, pledge, encumbrance, claim, security interest, restriction on voting or transfer, stockholders' agreement, voting trust or other defect of title whatsoever. The Company does not directly or indirectly own any shares of stock or any other securities of any corporation or have any equity interest in any firm, partnership, association or other entity, other than (A) investments in subsidiaries of the Company, (B) minority investments in marketable securities that may be made in the ordinary course of business as a part of its investment of excess cash assets and (C) a 40% interest held by the Company in Spalding Composites, Inc.

                            (xi)   Except as described in the Offering
       Memorandum there is no action, suit, investigation or proceeding, governmental or otherwise, to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries which (A) could reasonably be expected to have a Material Adverse Effect or (B) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge the execution and delivery of this Agreement, or the other Operative Documents to which it is a party or the issuance of the Notes or questions the legality or validity of any such actions; (C) seeks to recover damages or obtain other relief in connection with any of such actions or (D) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenges, or seeks to recover damages or obtain other relief in connection with the Acquisition and has a reasonable probability of success on the merits.

                            (xii) Except as provided for in this Agreement, the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of the Notes or since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Notes (other than the Initial Purchasers), (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or (C) taken any action prohibited under Regulation M under the Exchange Act in connection with the offering of the Notes.

                            (xiii) The consolidated audited and unaudited financial statements of Nortek and its subsidiaries and Ply Gem and its subsidiaries, including the notes thereto, and supporting schedules included or incorporated by reference in the Offering Memorandum comply as to form in all material respects with the requirements applicable to a Report on Form 10-K or a Report on Form 10-Q, as applicable, under the Exchange Act and present fairly the financial condition, results of operations, stockholders' investment and cash flows and other information purported to be shown therein of Nortek and its subsidiaries or Ply Gem and its subsidiaries, as the case may be, at the dates and for the periods indicated and the supporting schedules included or incorporated by reference in the Offering Memorandum present fairly the information required to be stated therein. Except as disclosed in such audited and unaudited financial statements, such consolidated financial statements, including the notes thereto, (A) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and (B) are in accordance in all material respects with the books and records of Nortek and its subsidiaries and Ply Gem and its subsidiaries, as applicable. If the Offering Memorandum were a prospectus included in a registration statement filed with the Commission, no other financial statements would be required to be included in the Offering Memorandum. The financial data set forth in the Offering Memorandum under the captions "Summary--Nortek, Inc., Summary Consolidated Financial Data", "Summary--Ply Gem Industries, Inc., Summary Consolidated Financial Data", "Capitalization", "Selected Financial Data of Nortek", "Selected Financial Data of Ply Gem" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" are (A) in accordance with the books and records of the Company and its subsidiaries in all material respects, (B) fairly present, on the basis stated in the Offering Memorandum, the information set forth therein and (C) have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Offering Memorandum. All other financial information and statistical data set forth in the Offering Memorandum are, in all material respects, accurately presented and have been prepared on an accounting basis consistent with the financial statements included or incorporated by reference into the Offering Memorandum.

                            (xiv) The unaudited pro forma and adjusted pro forma financial data included in the Offering Memorandum (A) has been prepared on a basis consistent with the historical financial statements of Nortek and its subsidiaries and Ply Gem and its subsidiaries (except for the pro forma and adjusted pro forma adjustments set forth therein),
       (B) gives effect to assumptions used in the preparation thereof that are reasonable and made in good faith, (C) presents fairly the information set forth using adjustments which are appropriate to give effect to the proposed transactions referred to therein, (D) has been correctly compiled based on the proper application of the pro forma and adjusted pro forma adjustments to the historical financial information set forth therein and (E) except for the adjusted pro forma financial data, complies as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X. The adjusted pro forma consolidated financial data reflect adjustments that give effect to events that are factually supportable.

                            (xv) Each of the Company and its subsidiaries has, and upon completion of the Transactions will have, good and marketable title to all real property and personal property and assets owned by them which is material to the business of the Company and its subsidiaries, in each case subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (A) those set forth in the Offering Memorandum or (B) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company and its subsidiaries except for such uses the failure of which to be made would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries holds, and upon completion of the Transactions will hold, its leased properties under valid, subsisting and enforceable leases, with such exceptions as are not, individually or in the aggregate, material and do not, individually or in the aggregate, interfere with the use made or proposed to be made of such properties by the Company or any of its subsidiaries (except for such uses the failure of which to be made would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Offering Memorandum, the Company and each of its subsidiaries owns or leases, and upon completion of the Transactions will own or lease, all such properties as are necessary to its operations as now conducted or as proposed to be conducted (except for such properties the failure to own or lease which would not reasonably be expected to have a Material Adverse Effect.

                            (xvi)  Neither the Company nor any of its
       subsidiaries is, and upon consummation of the Transactions none of such persons will be, subject to registration as an "investment company" or an entity "controlled by" an "investment company" within the meaning of Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder. Each such person will conduct its business and financial affairs in such a manner as to ensure that it will not become an "investment company" or an entity "controlled" by an "investment company". Neither the Company nor any of its subsidiaries is, and upon consummation of the Transactions none of such persons will be, subject to registration as a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                            (xvii) The Company and each of its subsidiaries have
       (A) filed all federal, state and local and foreign tax returns which are required to be filed through the date hereof, and all such tax returns are true, complete and accurate in all material respects, or (B) received valid extensions thereof and have paid all taxes shown on such returns and all assessments received by them except where, in the case of state and local and foreign tax returns, the failure to file in clause (A), or extend the due date of or pay the same in clause (B), in the aggregate, could not reasonably be expected to have a Material Adverse Effect; the Company has no knowledge of any tax deficiency which has been or might be asserted against the Company or any of its subsidiaries which could have a Material Adverse Effect; to the Company's best knowledge, all tax liabilities of Nortek and its subsidiaries are adequately provided for on the consolidated books of Nortek and all tax liabilities of Ply Gem and its subsidiaries are adequately provided for on the consolidated books of Ply Gem.

                            (xviii) The Company and each of its subsidiaries own or possess, and after completion of the Transactions will own or possess, adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, technology and know-how necessary to conduct the business now or proposed to be conducted by the Company and each of its subsidiaries as described in the Offering Memorandum except for those patents, trademarks, service marks, trade names, copyrights, technology and know-how the failure to own or have the right to use would not have a Material Adverse Effect, and, except as disclosed in the Offering Memorandum, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with (or knows of such infringement of or conflict with) rights of others with respect to any patents, trademarks, service marks, trade names, copyrights, technology or know-how except for conflicts which would not reasonably be expected to have a Material Adverse Effect; and to the best knowledge of the Company, the Company and each of its subsidiaries do not in the conduct of their business as now conducted or proposed to be conducted, infringe or conflict with any such rights of any third party.

                            (xix)  There are no contracts, indentures,
       mortgages, loan agreements, notes, leases or other agreements or instruments or other documents (other than the Operative Documents, collectively, "DOCUMENTS") required to be described or referred to in the Offering Memorandum other than those described or referred to therein or in the Report on Form 10-K of Nortek for the year ended December 31, 1996 or in the subsequent Reports on Form 10-Q of Nortek incorporated in the Offering Memorandum by reference; all such descriptions are accurate in all material respects and present fairly the information described therein. All such Documents to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by such person a party thereto, constitute valid and binding agreements of such person and are enforceable against such person in accordance with the terms thereof, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                            (xx) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business), or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its subsidiaries or any of the members of the families of any of them, except as adequately disclosed in the Offering Memorandum; all such descriptions are accurate in all material respects and present fairly the information required to be described in, or incorporated by reference in, a Registration Statement on Form S-3.

                            (xxi) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                            (xxii) Neither the Company nor any of its subsidiaries is, and upon completion of the Transactions neither the Company nor any of its subsidiaries will be, in violation or breach of, or in default (nor has any event occurred which with notice, or lapse of time, or both, would constitute a default) in the due performance or observance of any term, covenant or condition contained in any contract, agreement, indenture, loan or other agreement, instrument, mortgage, deed of trust, note, permit, lease, license, arrangement or understanding to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of their respective properties or assets may be bound where such default, either individually or together with all such other defaults, could reasonably be expected to have a Material Adverse Effect. Each such contract, agreement, indenture, instrument, mortgage, note, permit, lease, license, arrangement and understanding is in full force and effect and is the legal, valid, and binding obligation of the Company or its subsidiaries, as the case may be, and, to the Company's knowledge, the other parties thereto and is enforceable against the Company or its subsidiaries, as the case may be, and, to the Company's knowledge, against the other parties thereto in accordance with its terms except for such failures of enforceability which would not reasonably be expected to have a Material Adverse Effect. Each of the Company and each of its subsidiaries enjoys, and upon completion of the Transactions will enjoy, peaceful and undisturbed possession under all material leases and material licenses under which the Company and its subsidiaries are operating except for disturbances which would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is, and upon completion of the Transactions will be, in violation or breach of, or in default with respect to, any term of its respective articles or certificate of incorporation or bylaws. Neither the Company nor any of its subsidiaries is, and upon completion of the Transactions neither the Company nor any of its subsidiaries will be, in violation of, or in default with respect to, any law, ordinance, rule, regulation, order, judgment or decree to which it or its property or assets may be subject, except such as are described in the Offering Memorandum or such as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                            (xxiii) Except as described in the Offering
       Memorandum, (A) no labor disturbance by or dispute with the employees of the Company and any of its subsidiaries exists or, to the best knowledge of the Company, is threatened and (B) the Company is not aware of any labor disturbance by the employees of any of its significant manufacturers, suppliers, customers or contractors, that could reasonably be expected in the case of both (A) and (B) to have a Material Adverse Effect.

                            (xxiv) Except as described in the Offering
       Memorandum, (A) the Company is not a party to or bound by any stockholders agreements or voting trusts with respect to any securities of the Company and (B) there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person or entity granting such person or entity the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or entity or to require the Company to include such securities in the securities to be registered in the Exchange Offer.

                            (xxv)  Except as disclosed in the Offering
       Memorandum, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect. Except as disclosed in the Offering Memorandum, there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect. Except as disclosed in the Offering Memorandum, neither the Company nor any of its subsidiaries is in violation of any federal, state, provincial, foreign or local law, rule, regulation, code or ordinance relating to pollution, protection of the environment, the storage, handling, transportation or disposal of hazardous or toxic wastes or substances or health and safety, except such violations which would not reasonably be expected to have, a Material Adverse Effect.

                            (xxvi) Neither the Company nor, to its knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment or violated any provision of the Foreign Corrupt Practices Act of 1977.

                            (xxvii) Neither the Company nor any of its subsidiaries has incurred any liability for any fee, commission or other compensation on account of the employment of a broker or finder (other than the Initial Purchasers) in connection with the transactions contemplated by the Operating Documents. None of the Company, its subsidiaries or any of the directors, officers or controlling persons of the Company or its subsidiaries has since the date of the Preliminary Offering Memorandum (a) sold, bid for, purchased or paid to any person other than the Initial Purchasers any compensation for soliciting purchases of, the Notes, the Exchange Notes, or the Private Exchange Notes, if any, or (b) paid or agreed to pay to any person other than the Initial Purchasers any compensation for soliciting another person to purchase any other securities of the Company.

                            (xxviii) The Company and each of its subsidiaries have, and upon completion of the Transactions will have, insurance covering their respective properties, operations, personnel and businesses, which insures against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and, in the opinion of the Company, are adequate to protect their respective businesses.

                            (xxix) The Company has complied and will comply with all provisions of Florida Statutes Section 517.075 (Chapter 92-198, Laws of Florida).

                            (xxx) When the Notes are issued and delivered pursuant to this Agreement, no Note will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company or that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system. The Company has been advised that the Notes have been designated PORTAL eligible securities in accordance with the rules and regulations of the NASD.

                            (xxxi) Each of the Operative Documents (other than the Notes, the Exchange Notes and the Private Exchange Notes) and the Merger Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (A) the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and (B) rights of acceleration and the availability of equitable remedies may be limited by general principles of equity. The Offering Memorandum contains an accurate summary in all material respects of the terms of each of the Operative Documents.

                            (xxxii) The Notes have been duly and validly authorized by the Company for issuance and sale to the Initial Purchasers pursuant to this

       Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as
       (A) the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and (B) rights of acceleration and the availability of equitable remedies may be limited by general principles of equity.

                            (xxxiii) The Series B Notes and the Private Exchange Notes, if any, have been duly and validly authorized for issuance by the Company and, when issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as (A) the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and (B) rights of acceleration and the availability of equitable remedies may be limited by general principles of equity.

                            (xxxiv) No registration under the Act of the Notes is required for the sale of the Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales and the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended, assuming (A) that the purchasers who buy the Notes in the Exempt Resales are either QIBs, Accredited Investors or Regulation S Purchasers and (B) the accuracy of the representations of the Initial Purchasers regarding the absence of general solicitation in connection with the sale of Notes to the Initial Purchasers and Exempt Resales contained herein. No form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) was used by the Company or any of its affiliates or any representatives acting on its or their behalf (other than the Initial Purchasers, as to which the Company makes no representation or warranty) in connection with the offer and sale of any of the Notes in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. None of the Company, its subsidiaries or affiliates (as defined in Rule 501(b) under the Act) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security that is or will be integrated with the sale of the Notes in a manner that would require the registration of the Notes under the Act.

                            (xxxv) Set forth on EXHIBIT B hereto is a list of each funded employee pension or benefit plan, as defined in Article 3,
       Section 2(A) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), and qualified under Section 401(a) of the Internal Revenue Code, with respect to which the Company or any of its subsidiaries, or any corporation considered an affiliate of any of them within the meaning of Section 407(d)(7) of ERISA, is a party in interest or disqualified person (a "COMPANY PLAN"). No event or condition exists, or upon completion of the Transactions would exist, with respect to any Company Plan which is reasonably likely to result in a Material Adverse Effect.

                            (xxxvi) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Notes, the application of the proceeds from the issuance and sale of the Notes and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandum, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD") or analogous foreign laws and regulations.

                            (xxxvii) On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                            (xxxviii) On and immediately after the completion of the Transactions, the Company together with its subsidiaries on a consolidated basis will be Solvent. As used in this paragraph, the term "SOLVENT" means, with respect to a particular date, that on such date (A) the present fair saleable value of the assets of the Company together with its subsidiaries on a consolidated basis is not less than the total amount required to pay the probable liabilities of the Company together with its subsidiaries on a consolidated basis on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (B) the Company together with its subsidiaries on a consolidated basis is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (C) assuming the sale of the Notes as contemplated by this Agreement and the Offering Memorandum, the Company together with its subsidiaries on a consolidated basis is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (D) the Company together with its subsidiaries on a consolidated basis is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                            (xxxix) None of the Company, any of its respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("REGULATION S") with respect to the Notes. The sale of the Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act. The Company, its respective affiliates and all persons acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Notes outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(h).

              The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 8 hereof, counsel for the Company and counsel for the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

                     (b) Each Initial Purchaser, severally and not jointly, represents, warrants and covenants to the Company and agrees that:

                            (i) Such Initial Purchaser is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes.

                            (ii) Such Initial Purchaser (A) is not acquiring the Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Notes only to (x) persons it reasonably believes to be QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A, (y) a limited number of Accredited Investors that execute and deliver a letter containing certain representations and agreements in the form attached as ANNEX A to the Offering Memorandum and (z) non-U.S. persons outside the United States to whom it reasonably believes offers and sales of the Notes may be made in reliance upon Regulation S.

                            (iii) No form of general solicitation or general advertising has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                            (iv) Such Initial Purchaser agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, QIBs, Accredited Investors and Regulation S Purchasers. Such Initial Purchaser further agrees (A) that it will offer to sell the Notes only to, and will solicit offers to buy the Notes only from (1) QIBs who in purchasing such Notes will be deemed to have represented and agreed that they are purchasing the Notes for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs, (2) Accredited Investors who make the representations contained in, and execute and return to such Initial Purchaser, a certificate in the form of ANNEX A attached to the Offering Memorandum and (3) Regulation S Purchasers and (B) that, in the case of such QIBs, Accredited Investors and Regulation S Purchaser, acknowledges and agrees that such Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only (1) to the Company, (2) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of another QIB in compliance with the resale provisions of Rule 144A under the Act, (3) to an institutional Accredited Investor that, prior to such transfer, furnishes to the Trustee a written certification containing certain representations and agreements relating to the restrictions on transfer of such Notes, (4) pursuant to the resale limitations provided by Rule 144 under the Act, if available, (5) pursuant to and effective registration statement under the Act, (6) outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Act or (7) pursuant to any other available exemption from the registration requirements of the Act, and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (C) that the holder will, and each subsequent holder is required to, notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (B) above.

                            (v) None of such Initial Purchaser nor any of its affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Notes.

                            (vi) The Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                            (vii) The sale of the Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

                            (viii) Such Initial Purchaser agrees that it has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Notes pursuant hereto and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Notes (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Notes, except such advertisements as permitted by and including the statement required by Regulation S.

                            (ix) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Notes sold pursuant hereto in reliance on Regulation S (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Notes pursuant hereto and the Closing Date, to a U.S. person (as defined in Rule 902 of the Act) or for the account or benefit of a U.S. person (other than a distributor as defined in Rule 902 of the Act).

                            (x) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(3) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

              "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

              Each Initial Purchaser understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 8 hereof, counsel for the Company and counsel for the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, and hereby consents to such reliance.

              6. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, its officers, directors, partners, employees, agents and counsel, and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever reasonably incurred and as incurred in investigating, preparing or defending against, or appearing as a third party witness in connection with, any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act, any state securities or Blue Sky law or otherwise, insofar as such losses, liabilities, claims, damages, obligations, penalties, judgments, awards, costs, disbursements or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that (x) the Company will not be liable to an Initial Purchaser in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage, obligation, penalty, judgment, award, cost, disbursement or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Initial Purchaser expressly for use therein and (y) the indemnity agreement contained in this Section 6(a) with respect to any Preliminary Offering Memorandum (or the Offering Memorandum) shall not inure to the benefit of an Initial Purchaser (or to the benefit of any person controlling such Initial Purchaser) from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased the Notes which is the subject thereof if at or prior to the written confirmation of the sale of such Notes a copy of the Offering Memorandum (or the Offering Memorandum as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Offering Memorandum (or the Offering Memorandum) was corrected in the Offering Memorandum (or the Offering Memorandum as amended or supplemented) and delivery of such Offering Memorandum (or the Offering Memorandum as amended or supplemented) would have eliminated any such loss, liability, claim, damage or expense unless the failure is the result of non-compliance by the Company with Section 4(b) hereof; PROVIDED, HOWEVER, the indemnity agreement in this Section 6(a) shall not apply to any portion of any such loss, liability, claim, damage, obligation, penalty, judgment, award, cost, disbursement or expense to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of such Initial Purchaser. This indemnity agreement will be in addition to any liability which the Company may otherwise have including, without limitation, under this Agreement.

                     (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the directors of the Company, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever reasonably incurred and as incurred in investigating, preparing or defending or appearing as a third party witness in connection with against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Initial Purchaser expressly for use therein; PROVIDED, HOWEVER, that in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the discounts and commissions applicable to the Notes purchased by such Initial Purchaser hereunder. This indemnity will be in addition to any liability which the Initial Purchasers may otherwise have including, without limitation, under this Agreement.

                     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure to so notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent the indemnifying party is materially prejudiced by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or
(iii) such indemnified
party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case all indemnified parties having consistent interests, and such different or additional defenses, shall be entitled to engage one additional counsel in each jurisdiction to direct such different or additional defenses), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event will the indemnifying parties hereunder be responsible for the fees and expenses of more than one such counsel (together with appropriate local counsel). Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could reasonably have been a party and indemnity reasonably could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

              7. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 hereof is for any reason unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, then each indemnifying party shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including without limitation any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and directors of the Company) as incurred to which the Company and the Initial Purchasers may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of discounts and commissions but before deducting expenses) received by the Company, and (y) the discounts and commissions received by the Initial Purchasers, in each case as set forth in the table on the cover page of the Offering Memorandum, bear to the aggregate offering price of the Notes. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or an Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall an Initial Purchaser be liable or responsible for any contribution obligation in excess its proportional share, based upon the proportion of the aggregate principal amount of Notes purchased by it set forth opposite its name on Schedule I hereto, of the total discounts and commissions set forth in the table on the cover page of the Offering Memorandum, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Initial Purchaser controlled by it, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 (except to the extent such party or parties from whom contribution may be sought is materially prejudiced by such failure) or otherwise. No party shall be liable for contribution with respect to any action or claim settled without consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

              8. CONDITIONS TO THE OBLIGATIONS OF THE INITIAL PURCHASERS. The obligations of the Initial Purchasers to purchase and pay for the Notes, as provided herein, shall be subject to the satisfaction of the following conditions precedent:

                     (a) All of the representations and warranties of the Company contained in this Agreement and all of the statements of the Company and its officers made in any certificate delivered pursuant to this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company shall have performed or complied in all material respects with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

                     (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers on the day following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree, and no stop order suspending the qualification or exemption from qualification of the Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                     (c) The Tender Offer shall have been consummated in all material respects in accordance with the Merger Agreement as in effect on the date hereof and none of the conditions to closing the Tender Offer set forth in Exhibit A to the Merger Agreement shall have been amended or waived in any material respect by the Company without the prior written consent of the Initial Purchasers.

                     (d) The Company shall not have sustained, (i) since the date of the latest audited financial statements included in the Offering Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree otherwise than as set forth or expressly contemplated in the Offering Memorandum which loss or interference has had, or would reasonably be expected to have, a Material Adverse Effect, and (ii) since the respective dates as of which information is given in the Offering Memorandum, there shall not have been any change in the capital stock (other than as disclosed in the Offering Memorandum or in any reports filed by the Company with the Commission pursuant to the Exchange Act or in accordance with any plan contained in any such report), or in the long-term or short-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or expressly contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii) of this Section 8(d), in the reasonable judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

                     (e) The Company shall have received either (i) extensions of credit under the Ply Gem Credit Facility or (ii) net proceeds from the issuance and sale of the Bridge Notes, in either case as described in the Offering Memorandum.

                     (f) The Initial Purchasers shall have received a certificate, dated the Closing Date, signed by the Chief Executive Officer and the Chief Financial Officer or Chief Accounting Officer on behalf of the Company, in form and substance satisfactory to the Initial Purchasers, (i) stating that (A) to such officers' knowledge, the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum so that the Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) subsequent to the date of the most recent financial statements contained in the Offering Memorandum, there has been no event or development that could reasonably be expected to result in a Material Adverse Effect, except in each case as described in or expressly contemplated by the Offering Memorandum and (ii) confirming the matters set forth in paragraph (a) of this Section 8 as of the Closing Date.

                     (g) The Initial Purchasers shall have received a certificate, dated the Closing Date, signed by the Company, in form and substance satisfactory to the Initial Purchasers, stating that the Chief Executive Officer and the Chief Financial Officer or Chief Accounting Officer of the Company have carefully examined the Offering Memorandum.

                     (h) The Initial Purchasers shall have received on the Closing Date an opinion dated the Closing Date, in form and substance satisfactory to the Initial Purchasers and counsel for the Initial Purchasers, of (i) Ropes & Gray, counsel for the Company, to the effect set forth in EXHIBIT C-1 hereto, and (ii) the General Counsel of the Company, to the effect set forth in EXHIBIT C-2 hereto.

                     (i) The purchase of and payment for the Notes by the Initial Purchasers hereunder (i) shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation (including, without limitation, Regulation G, T, U or X of the Federal Reserve Board, (ii) shall not subject the Initial Purchasers to any material penalty or, in their reasonable judgment, other onerous conditions, which onerous conditions arise as a result of or in connection with the Acquisition, the Ply Gem Credit Facility, the issuance of the Bridge Notes (including the use of proceeds from such facility or notes) or the use of proceeds of the Offering, under or pursuant to any applicable law or governmental regulation (provided, however, that such regulation or law was not in effect on the date of this Agreement), and (iii) shall be permitted by the laws and regulations of the United States jurisdictions to which they are subject.

                     (j) At the time this Agreement is executed and at the Closing Date, the Initial Purchasers shall have received from each of Arthur Andersen LLP and Grant Thornton LLP, each of which are independent certified public accountants, (i) customary comfort letters, dated as of the date of this Agreement and as of the Closing Date, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and counsel for the Initial Purchasers with respect to the financial statements and certain financial information of Nortek and its subsidiaries (in the case of Arthur Andersen LLP) and of Ply Gem and its subsidiaries (in the case of Grant Thornton
LLP) contained or incorporated by reference in the Offering Memorandum and (ii) a signed copy of each independent accountants' report included in the Offering Memorandum.

                     (k) The Initial Purchasers shall have received an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Initial Purchasers, covering such matters as are customarily covered in such opinions.

                     (l) Paul, Weiss, Rifkind, Wharton & Garrison, shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

                     (m) Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

                     (n) The Company and the Trustee shall have entered into and delivered the Indenture and the Initial Purchasers shall have received a counterpart, conformed as executed, thereof. The Indenture shall be in full force and effect.

                     (o) The Company shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received a counterpart, conformed as executed, thereof. The Registration Rights Agreement shall be in full force and effect.

                     (p) After the execution and delivery of this Agreement, there shall not have been (i) any downgrading by Standard & Poor's Ratings Group ("S&P") in the rating of the 9 7/8% Notes below B- or the 9 1/4% Notes or the Notes below B+; (ii) any downgrading by Moody's Investors Service Inc. ("MOODY'S") in the rating of the 9 7/8% Notes below B3 or the 9 1/4% Notes or the Notes below B1; or (iii) any notice given by S&P or Moody's of any intention or potential to effect such a downgrading.

                     (q) The Notes shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

                     (r) The Notes shall have been approved by the NASD for trading in the PORTAL Market.

              All opinions, certificates, letters and other documents required by this Section 8 to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers. The Company will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and other documents as it shall reasonably request.

              9. CONDITIONS TO THE OBLIGATIONS OF NORTEK. The obligations of Nortek to issue and deliver the Notes, as provided herein, shall be subject to the satisfaction of the following condition precedent:

                     (a) The Tender Offer shall have been consummated in all material respects in accordance with the Merger Agreement as in effect on the date hereof and none of the conditions to closing the Tender Offer set forth in Exhibit A to the Merger Agreement shall have been amended or waived in any material respect by the Company without the prior written consent of the Initial Purchasers.

              10. INFORMATION FURNISHED BY THE INITIAL PURCHASER. The Company acknowledges that the statements with respect to the offering of the Notes set forth in the first sentence of the last paragraph of the cover page and the fourth paragraph under the caption "Plan of Distribution" in such Offering Memorandum constitute the only information furnished in writing by the Initial Purchasers expressly for use in the Offering Memorandum.

              11. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Initial Purchasers and the Company contained in this Agreement, including, without limitation, the agreements contained in Sections 4(f) and 12(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in
Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Notes to and by the Initial Purchasers. The representations contained in Section 5 and the agreements contained in Sections 4(f), 4(s), 6, 7 and 12(d) shall survive the termination of this Agreement, including any termination pursuant to Section 12.

              12. EFFECTIVE DATE OF AGREEMENT; TERMINATION. (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

                     (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchasers, without liability (other than with respect to Sections 4(f), 6, 7 and 18, which shall remain in effect) to the Company on the part of the Initial Purchasers if, on or prior to such date, (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition to the obligations of the Initial Purchasers hereunder as provided in Section 8 is not fulfilled when and as required in any material respect, (iii) any Material Adverse Effect shall have occurred since the respective dates as of which information is given in the Offering Memorandum, whether or not arising in the ordinary course of business other than as set forth in the Offering Memorandum, such as, in the judgment of the Initial Purchasers, makes it inadvisable or impracticable to proceed with the Offering or delivery of the Notes as contemplated hereby and by the Offering Memorandum, or (iv)(A) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchasers will in the immediate future materially disrupt, the market for the Company's securities or for securities in general; or (B) trading in securities on the New York or American Stock Exchanges or over-the-counter market shall have been generally suspended or materially limited, or minimum or maximum prices shall have been generally established, or maximum price ranges for prices for securities shall have been generally required, on the New York or American Stock Exchanges or in the over-the-counter market by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction; or (C) a general banking moratorium shall have been declared by a federal or state authority; or (D) there is an outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the judgment of the Initial Purchasers, to make it inadvisable or impracticable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Offering Memorandum; or (E) there shall have occurred such a material adverse change in general economic, political or financial conditions or the effect of international conditions on the financial markets in the United States shall be such as, in the judgment of the Initial Purchasers, makes it inadvisable or impracticable to proceed with the offering or delivery of the Notes as contemplated hereby and by the Offering Memorandum.

                     (c) Any notice of termination pursuant to this Section 12 shall be by telephone, telex, telephonic facsimile, or telegraph, confirmed in writing by letter.

                     (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to Section 12(b) (except clauses (i) and (ii) thereof)), or if the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will reimburse the Initial Purchasers for all out-of-pocket expenses (including the reasonable fees and expenses of counsel to the Initial Purchasers), incurred by the Initial Purchasers in connection herewith.

              13. DEFAULT BY AN INITIAL PURCHASER. If one of the Initial Purchasers shall fail at the Closing Date to purchase the Notes that it is obligated to purchase under the terms of this Agreement, the other Initial Purchasers shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of such Notes upon the terms herein set forth; if, however, the other Initial Purchaser(s) shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of any nondefaulting Initial Purchaser. No action pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default. In the event of any such default that does not result in a termination of this Agreement, either a nondefaulting Initial Purchaser or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days to effect any required changes in the Offering Memorandum or in any other documents or arrangement.

              14. NOTICE. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Initial Purchaser shall be mailed, delivered, or telexed, telegraphed or telecopied and confirmed in writing to the Initial Purchasers c/o Wasserstein Perella Securities, Inc., 31 West 52nd Street, New York, New York 10019-6118,
Attention: Peter H. Rothschild, telecopier number: (212) 969-7802, with a copy to Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064, Attention: Paul D. Ginsberg, telecopier number (212) 757-3990; and if sent to the Company, shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing to 50 Kennedy Plaza, Providence, Rhode Island 02903-2603, Attention: Almon C. Hall, telecopier number: (401) 751-4610, with a copy to Ropes & Gray, One International Place, Boston, Massachusetts 02110-2624, Attention: Douglass N. Ellis, Jr., telecopier number: (617) 951-7050.

              15. PARTIES. Except as provided by Section 4(j), this Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers and the Company and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "SUCCESSORS AND ASSIGNS" shall not include a purchaser, in its capacity as such, of Notes from an Initial Purchaser.

              16. CAPTIONS. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

              17. COUNTERPARTS. This Agreement may be executed in one or more counterparts which together shall constitute one and the same instrument.

              18. GOVERNING LAW; CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any provisions relating to conflicts of laws. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

              19. PARTIAL INVALIDITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

              If the foregoing correctly sets forth the understanding among the Initial Purchasers and the Company please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.




                                            Very truly yours,


                                            NORTEK, INC.


                                            By: /s/ Kevin W. Donnelly
                                                -------------------------------
                                                Name: Kevin W. Donnelly
                                                Title: Vice President and
                                                         General Counsel


Accepted and agreed as of
the date first above written:


WASSERSTEIN PERELLA SECURITIES, INC.



By:
    -------------------------------------
    Name:
    Title:


BEAR, STEARNS & CO. INC.



By:
    -------------------------------------
    Name:
    Title:

              If the foregoing correctly sets forth the understanding among the Initial Purchasers and the Company please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.




                                            Very truly yours,


                                            NORTEK, INC.


                                            By:
                                                -------------------------------
                                                Name:
                                                Title:



Accepted and agreed as of
the date first above written:


WASSERSTEIN PERELLA SECURITIES, INC.



By:
    -------------------------------------
    Name:
    Title:


BEAR, STEARNS & CO. INC.



By: /s/ J. Andrew Bugas
    -------------------------------------
    Name: J. Andrew Bugas
    Title: Senior Managing Director

              If the foregoing correctly sets forth the understanding among the Initial Purchasers and the Company please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.




                                            Very truly yours,


                                            NORTEK, INC.


                                            By:
                                                -------------------------------
                                                Name:
                                                Title:



Accepted and agreed as of
the date first above written:


WASSERSTEIN PERELLA SECURITIES, INC.



By: /s/ James C. Kingsbery
    -------------------------------------
    Name: JAMES C. KINGSBERY
    Title: VICE PRESIDENT


BEAR, STEARNS & CO. INC.



By:
    -------------------------------------
    Name:
    Title:

                                   SCHEDULE I

                                                            Principal
                                                            Amount of
               Initial Purchaser                              Notes
               -----------------                              -----

Wasserstein Perella Securities, Inc. ...................  $217,000,000
Bear, Stearns & Co. Inc. ...............................  $ 93,000,000
                                                          ------------
     TOTAL .............................................  $310,000,000
                                                          ============

                                                                       EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of August 26, 1997 among Nortek, Inc., a Delaware corporation (the "COMPANY"), Wasserstein Perella Securities, Inc. and Bear, Stearns & Co. Inc. (collectively, the "INITIAL PURCHASERS").

     This Agreement is made pursuant to the Purchase Agreement dated as of August 21, 1997 (the "PURCHASE AGREEMENT"), between the Company and the Initial Purchasers, which provides for the sale by the Company to the Initial Purchasers of an aggregate of $310,000,000 aggregate principal amount of the Company's 9 1/8% Senior Notes due 2007 (the "NOTES"). In order to induce the Initial Purchasers to enter into the Purchase Agreement and to purchase the Notes, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights for the Notes set forth in this Agreement. The execution and delivery of this Agreement is a condition precedent to the obligations of the Initial Purchasers under the Purchase Agreement.

     In consideration of the foregoing, the parties hereto agree as follows:

     1. DEFINITIONS. As used in this Agreement, the following capitalized defined terms shall have the following meanings (and, unless otherwise indicated, capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement):

     "ACT" shall mean the Securities Act of 1933, as amended.

     "AGREEMENT" shall have the meaning set forth in the preamble to this Agreement.

     "APPLICABLE PERIOD" shall have the meaning set forth in Section 3(t) hereof.

     "CLOSING DATE" shall mean the Closing Date as defined in the Purchase Agreement.

     "COMMISSION" shall mean the Securities and Exchange Commission, or such other federal agency administering the Act or the Exchange Act.

     "COMPANY" shall have the meaning set forth in the preamble to this Agreement, and shall also include the Company's successors.

     "DEPOSITARY" shall mean The Depository Trust Company, or any successor depositary appointed by the Company; PROVIDED, HOWEVER, that such depositary must have an address in the Borough of Manhattan, The City of New York.

     "EFFECTIVENESS PERIOD" shall have the meaning set forth in Section 2(b) hereof.

     "EVENT DATE" shall have the meaning set forth in Section 2(e) hereof.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "EXCHANGE NOTES" shall mean the 9 1/8% Series B Senior Notes due 2007, to be issued by the Company under the Indenture and containing terms identical to the Notes (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Notes or, if no such interest has been paid, from August 26, 1997, and (ii) the transfer restrictions thereon shall be eliminated) to be offered to Holders of Notes in exchange for Notes pursuant to the Exchange Offer.

     "EXCHANGE OFFER" shall mean the exchange offer by the Company of Exchange Notes for Notes pursuant to Section 2(a) hereof.

     "EXCHANGE OFFER REGISTRATION" shall mean a registration under the Act effected pursuant to Section 2(a) hereof.

     "EXCHANGE OFFER REGISTRATION STATEMENT" shall mean the registration statement (on Form S-4 or, if applicable, on any other appropriate form) relating to the Exchange Offer, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "EXCHANGE PERIOD" shall have the meaning set forth in Section 2(a) hereof.

     "HOLDER" shall mean each Initial Purchaser, for so long as it owns any Registrable Securities, and each of its respective successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture.

     "INDENTURE" shall mean the Indenture dated as of August 26, 1997 by and between the Company and Sate Street Bank and Trust Company, as trustee, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

     "INITIAL PURCHASERS" shall have the meaning set forth in the preamble to this Agreement.

     "INSPECTORS" shall have the meaning set forth in Section 3(n) hereof.

     "LIQUIDATED DAMAGES" shall have the meaning set forth in Section 2(e) hereof.

     "MAJORITY HOLDERS" shall mean the Holders of a majority of the aggregate principal amount of outstanding (as determined under the Indenture) Registrable Securities.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "NOTES" shall have the meaning set forth in the preamble to this Agreement.

     "PARTICIPATING BROKER-DEALER" shall have the meaning set forth in Section 3(t) hereof.

     "PERSON" shall mean any individual, corporation, limited liability company, general or limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or agency or political subdivision thereof or any other entity.

     "PRIVATE EXCHANGE" shall have the meaning set forth in Section 2(a) hereof.

     "PRIVATE EXCHANGE NOTES" shall have the meaning set forth in Section 2(a) hereof.

     "PROSPECTUS" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, including post-effective amendments, and in each case including all material incorporated by reference therein.

     "PURCHASE AGREEMENT" shall have the meaning set forth in the preamble to this Agreement.

     "RECORDS" shall have the meaning set forth in Section 3(n) hereof.

     "REGISTRABLE SECURITIES" shall mean the Notes and, if issued, the Private Exchange Notes; PROVIDED, HOWEVER, that Notes or Private Exchange Notes, as the case may be, shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Notes or Private Exchange Notes or the resale thereof shall have been declared effective under the Act and such Notes or Private Exchange Notes, as the case may be, shall have been disposed of pursuant to such Registration Statement, (ii) such Notes or Private Exchange Notes, as the case may be, shall have become eligible to be sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Act, (iii) such Notes or Private Exchange Notes, as the case may be, shall have ceased to be outstanding or (iv) with respect to the Notes, such Notes have been exchanged for Exchange Notes upon consummation of the Exchange Offer.

     "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including, without limitation: (i) Commission, stock exchange and NASD registration and filing fees, including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that is required to be retained by any Holder of Registrable Securities in accordance with the rules and regulations of the NASD, (ii) fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with the blue sky qualification of any of the Exchange Notes or Registrable Securities) and compliance with the rules of the NASD, (iii) expenses of any Persons in preparing or assisting in preparing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with the obligations under this Agreement, (iv) rating agency fees, (v) fees and disbursements of counsel for and independent certified public accountants of the Company, including the expenses of any "cold comfort" letters required by or incident to such performance and compliance,
(vi) fees and expenses of the Trustee, and any exchange agent or custodian,
(vii) fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, and
(viii) the reasonable fees and expenses of any special experts retained by the Company in connection with any Registration Statement.

     "REGISTRATION STATEMENT" shall mean any registration statement of the Company relating to the Exchange Notes or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "SHELF REGISTRATION" shall mean a registration effected pursuant to Section 2(b) hereof.

     "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Securities, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "TIA" shall mean the Trust Indenture Act of 1939, as amended.

     "TRANSFER RESTRICTED SECURITIES" shall mean each Note until (i) the date on which such Note has been exchanged by a Person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act.

     "TRUSTEE" shall mean the trustee under the Indenture.

     2.   REGISTRATION UNDER THE ACT.

          (a) Exchange Offer. To the extent not prohibited by any applicable law or applicable interpretation of the staff of the Commission, the Company shall, for the benefit of the Holders, at the Company's cost, use its best efforts to cause to be filed with the Commission an Exchange Offer Registration Statement on or prior to 60 days after the Closing Date on an appropriate form under the Act covering the offer by the Company to the Holders to exchange all of the Registrable Securities (other than Private Exchange Notes) for a like aggregate principal amount of Exchange Notes, to cause such Exchange Offer Registration Statement to be declared effective under the Act by the Commission on or prior to 135 days after the Closing Date, to cause such Registration Statement to remain effective until the closing of the Exchange Offer and to cause the Exchange Offer to be consummated on or prior to 45 days after the date on which the Exchange Offer Registration Statement was declared effective under the Act by the Commission. The Exchange Notes will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder (other than Participating Broker-Dealers (as defined in Section 3(t) hereof)) eligible and electing to exchange Registrable Securities for Exchange Notes (assuming that such Holder is not an affiliate of the Company within the meaning of Rule 405 under the Act, acquires the Exchange Notes in the ordinary course of such Holder's business and has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Notes) to transfer such Exchange Notes from and after their receipt without any limitations or restrictions under the Act or under state securities or blue sky laws.

     In connection with the Exchange Offer, the Company shall:

               (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement together with an appropriate letter of transmittal and related documents;

               (ii) keep the Exchange Offer open for acceptance for a period of not less than 30 days after the date notice thereof is mailed to the Holders, or longer if required by applicable law (such period being referred to herein as the "EXCHANGE PERIOD");

               (iii) utilize the services of the Depositary for the Exchange Offer;

               (iv) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York City time, on the last business day of the Exchange Period, by sending to the institution specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for exchange, and a statement that such Holder is withdrawing its election to have such Notes exchanged;

               (v) notify each Holder that any Note not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

               (vi) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

     If, prior to consummation of the Exchange Offer, any Initial Purchaser holds any Notes acquired by it and having the status of an unsold allotment in the initial distribution, the Company upon the request of such Initial Purchaser shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to such Initial Purchaser in exchange (the "PRIVATE EXCHANGE") for Notes held by the Initial Purchasers a like principal amount of debt securities of the Company that are identical (except that such securities shall bear appropriate transfer restrictions) to the Exchange Notes (the "PRIVATE EXCHANGE NOTES") and which are issued pursuant to the Indenture (which will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture and that the Exchange Notes, the Private Exchange Notes and the Notes will vote and consent together on all matters as one class and that none of the Exchange Notes, the Private Exchange Notes or the Notes will have the right to vote or consent as a separate class on any matter). The Private Exchange Notes shall be of the same series as and shall bear the same CUSIP number as the Exchange Notes.

     As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Company shall:

               (i) accept for exchange all Notes or portions thereof duly tendered and not validly withdrawn pursuant to the Exchange Offer;

               (ii) accept for exchange all Notes or portions thereof duly tendered pursuant to the Private Exchange; and

               (iii) deliver, or cause to be delivered, to the Trustee for cancellation all Notes or portions thereof so accepted for exchange by the Company, and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, a new Exchange Note or Private Exchange Note, as the case may be, equal in principal amount to the principal amount of the Notes surrendered by such Holder.

     To the extent not prohibited by applicable law or any applicable interpretation of the staff of the Commission, the Company shall use its best efforts to complete the Exchange Offer as provided above, and shall comply with all applicable requirements of the Act, the Exchange Act and other applicable laws in connection with the Exchange Offer. The Exchange Offer shall not be subject to any condition, other than that (i) the Exchange Offer does not violate any applicable law or interpretation of the staff of the Commission,
(ii) no action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Company, might impair the ability of the Company to proceed with the Exchange Offer, (iii) there has not been any material change, or development involving a prospective material change, in the business or financial affairs of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, would materially impair the Company's ability to consummate the Exchange Offer or have a material adverse effect on the Company if the Exchange Offer is consummated, (iv) there has not been proposed, adopted, or enacted any law, statute, rule or regulation which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or have a material adverse effect on the Company if the Exchange Offer is consummated or (v) all governmental approvals which the Company shall reasonably deem necessary for the consummation of the Exchange Offer as contemplated shall have been obtained. Each Holder of Registrable Securities who wishes to exchange such Registrable Securities for Exchange Notes in the Exchange Offer will be required to make certain customary representations in connection therewith, including representations that such Holder is not an affiliate of the Company within the meaning of Rule 405 under the Act, that any Exchange Notes to be received by it will be acquired in the ordinary course of business and that at the time of the commencement of the Exchange Offer it had no arrangement with any Person to participate in the distribution (within the meaning of the Act) of the Exchange Notes and will be required to make such other representations as may be necessary under applicable Commission rules, regulations or interpretations to render available the use of Form S-4 or any other appropriate form under the Act. The Company shall inform the Initial Purchasers, after consultation with the Trustee and the Initial Purchasers, of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

     In the event that the Company is unable to consummate the Exchange Offer due to any event listed in clauses (i) through (v) in the paragraph immediately above, the Company shall not be deemed to have breached any covenant under this
Section 2(a).

     Upon consummation of the Exchange Offer in accordance with this Section 2(a), the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Securities that are Private Exchange Notes and Exchange Notes held by Participating Broker-Dealers, and the Company shall have no further obligation to register Registrable Securities (other than Private Exchange Notes) pursuant to Section 2(b) of this Agreement.

          (b) Shelf Registration. In the event that (i) the Company is not permitted to commence or accept tenders pursuant to the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, (ii) any Holder of Transfer Restricted Securities notifies the Company within 20 business days after the consummation of the Exchange Offer that (a) it is prohibited by law or Commission policy from participating in the Exchange Offer,
(b) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (c) that it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company, or (iii) the Exchange Offer is not for any other reason consummated within 180 days of the Closing Date, the Company shall, at its cost, cause to be filed with the Commission as promptly as practicable after such determination or date, as the case may be, and, in any event, on or prior to 45 days thereafter, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities, and shall use its best efforts to cause such Shelf Registration Statement declared effective by the Commission on or prior to 90 days after such determination or date. No Holder of Registrable Securities may include any of its Registrable Securities in any Shelf Registration pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 15 days after receipt of a request therefor, such information as the Company may, after conferring with counsel with regard to information relating to Holders that would be required by the Commission to be included in such Shelf Registration Statement or Prospectus included therein, reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein. Each Holder as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in the applicable Shelf Registration Statement or Prospectus included therein by the rules and regulations of the Commission applicable to the Shelf Registration Statement in order to make the information previously furnished to the Company by such Holder not materially misleading.

     The Company agrees, subject to applicable law or applicable interpretation of the staff of the Commission, to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended under the Act for a period ending on the earlier of the date which is two years from the Closing Date (subject to extension pursuant to the last paragraph of Section 3) or the date on which all of the Registrable Securities covered by the Shelf Registration

Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding (the "EFFECTIVENESS PERIOD"). The Company shall not permit any securities other than Registrable Securities to be included in the Shelf Registration. The Company will, in the event a Shelf Registration Statement is declared effective, provide to each Holder copies of the prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement has become effective and take certain other actions as are customary to permit unrestricted resales of the Registrable Securities covered by the Shelf Registration Statement. The Company further agrees, if necessary, to use its reasonable best efforts to supplement or amend the Shelf Registration Statement, if required by the Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by any other rules and regulations thereunder for shelf registrations, or if reasonably requested by the holders of a majority of the of Registrable Securities covered by such Shelf Registration Statement, and the Company agrees to furnish to the Holders copies of any such supplement or amendment promptly after its being used or filed with the Commission.

          (c) Expenses. The Company shall pay all Registration Expenses in connection with registrations pursuant to Section 2(a) or 2(b). Each Holder shall pay all expenses of its counsel (other than the fees described in clauses
(i) and (ii) of the definition of "Registration Expenses"), underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Exchange Offer Registration Statement and the Shelf Registration Statement.

          (d) Effective Registration Statement. An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the Commission; PROVIDED, HOWEVER, that if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

          (e) Liquidated Damages. In the event that an Exchange Offer Registration Statement has not been filed with the Commission on or prior to 60 days after the Closing Date, additional interest payable by the Company as liquidated damages ("LIQUIDATED DAMAGES") will accrue on the Notes from and including the 61st day after the Closing Date until but excluding the date such Exchange Offer Registration Statement is filed. In addition, if on or prior to 135 days after the Closing Date, such Exchange Offer Registration Statement is not declared effective under the Act by the Commission, Liquidated Damages will accrue on the Notes from and including the 136th day after the Closing Date until but excluding the date such Exchange Offer Registration Statement is declared effective. Further, if on or prior to 45 days after the date specified for effectiveness of the Exchange Offer Registration

Statement the Exchange Offer is not consummated, Liquidated Damages will accrue on the Notes from and including the 46th day after the date specified for effectiveness of the Exchange Offer Registration Statement until but excluding the date of the Exchange Offer is consummated. If a Shelf Registration Statement is required to be filed pursuant to Section 2(b) and such Shelf Registration Statement is not filed or declared effective within the time periods provided by
Section 2(b) hereof for such filing or declaration, Liquidated Damages will accrue on the Notes (other than those exchanged in the Exchange Offer) or the Private Exchange Notes, as the case may be, from and including the day immediately following such default until but excluding the effective date of the Shelf Registration Statement. Further, if the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable during the time periods specified in this Agreement, Liquidated Damages will accrue on the Notes (other than those exchanged in the Exchange Offer) or the Private Exchange Notes, as the case may be, from and including the day immediately following such default until but excluding the date such Registration Statement becomes effective or usable. In each case, such Liquidated Damages will be payable in cash semiannually in arrears, with the first semiannual payment due on the first interest payment date in respect of the Notes (or the Private Exchange Notes) following the date from which Liquidated Damages begin to accrue, and will accrue, under each circumstance set forth above in an amount equal to $0.05 per week per $1,000 principal amount of Notes (or Private Exchange Notes) held by such Holder to each Holder affected by such circumstance, which amount will increase by $0.05 per week per $1,000 principal amount of Notes (or Private Exchange Notes) for each 90-day period that such Liquidated Damages continue to accrue under any circumstance, up to a maximum amount of Liquidated Damages of $0.25 per week per $1,000 principal amount of Notes (or Private Exchange Notes). For any portion of a week that Liquidated Damages are payable hereunder, such Liquidated Damages shall be calculated on a pro rata basis.

     Upon the filing of the Exchange Offer Registration Statement, the effectiveness of the Exchange Offer Registration Statement, or the consummation of the Exchange Offer, as the case may be, the Liquidated Damages assessed in respect of the Notes shall cease to accrue to the extent that such Liquidated Damages related to the failure of any such event to have occurred. Upon the effectiveness of a Shelf Registration Statement, the Liquidated Damages assessed in respect of the Notes (and the Private Exchange Notes) shall cease to accrue, from and as of the date of such effectiveness, unless and until reassessed as described above. Notwithstanding anything to the contrary contained herein, the Company (i) shall not be required to amend or supplement the Shelf Registration Statement, any related prospectus or any document incorporated therein by reference and (ii) may suspend the effectiveness of any such Shelf Registration Statement in the event that, and for a period not to exceed, for so long as this Agreement is in effect, an aggregate of 90 days in any one calendar year if (A) an event occurs and is continuing as a result of which the Shelf Registration Statement, any related prospectus or any document incorporated therein by reference as then amended or supplemented would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, and (B) the

Company determines in its good faith judgment that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company; provided that any such suspension shall not relieve the Company from its obligation to pay Liquidated Damages.

     The Company shall notify the Trustee within three business days after each and every date on which an event occurs in respect of which Liquidated Damages is required to be paid (an "EVENT DATE"). Liquidated Damages shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Notes, Exchange Notes or Private Exchange Notes, as the case may be, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Liquidated Damages then due. The Liquidated Damages due shall be payable on each interest payment date to the record Holder of Notes entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Liquidated Damages shall be deemed to accrue from and including the day following the applicable Event Date.

          (f) Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and
Section 2(b) hereof would result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) and Section 2(b) hereof.

     3. REGISTRATION PROCEDURES. In connection with the obligations of the Company with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company shall:

          (a) prepare and file with the Commission a Registration Statement or Registration Statements as prescribed by Sections 2(a) and 2(b) within the relevant time periods specified in Section 2 hereof on the appropriate form under the Act, which form (i) shall be selected by the Company, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the Commission to be filed therewith, and the Company shall use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2; PROVIDED, HOWEVER, that if (1) such filing is pursuant to
Section 2(b), or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Act by any Participating Broker-Dealer who seeks to sell Exchange Notes, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company, if requested, shall furnish to and afford the Holders and each such Participating Broker-Dealer, as the case may be, covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed at least five business days prior to such filing. The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders, pursuant to this Agreement, must be afforded an opportunity to review prior to the filing of such document, if the holders of a majority of the Registrable Securities covered by such Registration Statement or such Participating Broker-Dealer, as the case may be, their counsel or the managing underwriters, if any, shall reasonably object;

          (b) subject to Section 3(a) hereof, prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the Effectiveness Period or the Applicable Period, as the case may be, and cause each Prospectus to be supplemented by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Act, and comply with the provisions of the Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to it with respect to the disposition of all securities covered by each Registration Statement during the Effectiveness Period or the Applicable Period, as the case may be, in accordance with the intended method or methods of distribution by the selling Holders thereof described in this Agreement (including sales by any Participating Broker-Dealer);

          (c) in the case of a Shelf Registration, (i) notify each Holder, at least five business days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holder that the distribution of Registrable Securities will be made in accordance with the method selected by the Majority Holders, (ii) furnish to each Holder and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities, and (iii) subject to the last paragraph of this Section 3, consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto, provided that such use complies with all applicable laws and regulations;

          (d) use its best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request by the time the applicable Registration Statement is declared effective by the Commission, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such

Holder; PROVIDED, HOWEVER, that the Company shall not be required to (i) qualify as a foreign partnership or foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process in any jurisdiction where it would not otherwise be subject to such service of process or (iii) subject itself to taxation in any such jurisdiction if it is not then so subject;

          (e) in the case of (A) a Shelf Registration or (B) Participating Broker-Dealers who have notified the Company that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in
Section 3(t) hereof, are seeking to sell Exchange Notes and are required to deliver Prospectuses, notify each Holder, or such Participating Broker-Dealers, as the case may be, their counsel and the managing underwriters, if any, promptly and, if requested by such Holder or Participating Broker-Dealer, confirm such notice in writing (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the Commission or any state securities authority for amendments and supplements to a Registration Statement or Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,
(iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects, (v) if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose, (vi) of the happening of any event or the failure of any event to occur or the discovery of any facts or otherwise, during the period a Shelf Registration Statement is effective or the Applicable Period, as the case may be, which makes any statement made in the Shelf Registration Statement, the Exchange Offer Registration Statement or any related Prospectus untrue in any material respect or which causes such Registration Statement or Prospectus, as the case may be, to omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and
(vii) of the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate;

          (f) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

          (g) in the case of a Shelf Registration, furnish to each Holder, upon request and without charge, at least one conformed copy of each

Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (h) in the case of a Shelf Registration, cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates, if any, representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with the Depositary; and cause such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the managing underwriters may reasonably request at least two business days prior to the closing of any sale of Registrable Securities;

          (i) subject to Section 3(a) hereof and the second paragraph of Section 2(e) hereof, in the case of a Shelf Registration or an Exchange Offer Registration, upon the occurrence of any circumstance contemplated by Section 3(e)(ii), 3(e)(iii), 3(e)(iv), 3(e)(v), 3(e)(vi) or 3(e)(vii) hereof, use its best efforts to prepare a supplement or post-effective amendment to the Registration Statement and the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company agrees to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of any such circumstance, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

          (j) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, upon request and without charge, a reasonable number of copies of any document which is incorporated by reference into or is an exhibit to a Registration Statement or a Prospectus after the initial filing of a Registration Statement;

          (k) obtain a CUSIP number for all Exchange Notes or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Notes or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

          (l) cause the Indenture to be qualified under the TIA in connection with the registration of the Exchange Notes or Registrable Securities, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the Commission to enable the Indenture to be so qualified in a timely manner;

          (m) in the case of a Shelf Registration, enter into such agreements (including underwriting agreements) as are customary in underwritten public offerings and take all such other appropriate actions as are reasonably requested in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration: (i) make such representations and warranties to Holders of such Registrable Securities and the underwriters (if any), with respect to the business of the Company and its subsidiaries and the Registration Statement, the Prospectus and all documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten public offerings, and confirm the same if and when reasonably requested; (ii) obtain customary opinions of counsel to the Company and updates thereof in form and substance reasonably satisfactory to the managing underwriters (if any) and the Holders of a majority in principal amount of the Registrable Securities being sold, addressed to each selling Holder and the underwriters (if any) covering the matters customarily covered in opinions requested in underwritten public offerings and such other matters as may be reasonably requested by such Holders and underwriters; (iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired or to be acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the selling Holders of Registrable Securities and to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten public offerings; and (iv) if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 4 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder;

          (n) if (A) a Shelf Registration is filed pursuant to Section 2(b) or
(B) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Registrable Securities being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "INSPECTORS"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement. Records which the Company determines, in good faith, to be confidential and as to which they notify the Inspectors are confidential shall not be disclosed by the Inspectors unless, after prior consultation with the Company, (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to an effective subpoena or other order from a court of competent jurisdiction or
(iii) the information in such Records has been made generally available to the public, other than as a result of a breach of confidentiality or secrecy to the Company. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public, other than as a result of a breach of confidentiality or secrecy to the Company. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or is otherwise required upon the written advice of counsel to such Participating Broker-Dealer, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records deemed confidential;

          (o) comply with all applicable rules and regulations of the Commission and, as soon as reasonably practicable, make generally available to the Holders earnings statements of the Company covering at least 12 months satisfying the provisions of Section 11(a) of the Act and Rule 158 thereunder (or any similar rule promulgated under the Act);

          (p) upon consummation of an Exchange Offer or a Private Exchange, obtain an opinion of counsel to the Company addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer or the Private Exchange, as the case may be, and which includes an opinion that (i) the Company has duly authorized, executed and delivered the Exchange Notes and Private Exchange Notes and the Indenture, as the case may be, and (ii) each of the Exchange Notes or the Private Exchange Notes and the Indenture, as the case may be, constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms (in each case, with customary exceptions);

          (q) if an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Securities by Holders to the Company

(or to such other Person as directed by the Company) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Company shall mark, or cause to be marked, on such Registrable Securities delivered by such Holders that such Registrable Securities are being cancelled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; in no event shall such Registrable Securities be marked as paid or otherwise satisfied;

          (r) cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

          (s) use its best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby;

          (t) (A) in the case of the Exchange Offer Registration Statement (i) include in the Exchange Offer Registration Statement a section entitled "PLAN OF DISTRIBUTION," which section shall be reasonably acceptable to the Initial Purchasers or another representative of the Participating Broker-Dealers, and which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential "underwriter" status of any broker-dealer (a "PARTICIPATING BROKER-DEALER") that holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Initial Purchasers or such other representative, represent the prevailing views of the staff of the Commission, including a statement that any such broker-dealer who receives Exchange Notes for Registrable Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the Act in connection with any resale of such Exchange Notes, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (iii) subject to the last paragraph of this Section 3, hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any Person subject to the prospectus delivery requirements of the Commission, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Notes covered by the Prospectus or any amendment or supplement thereto, (iv) use its best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Act for such period of time as such Persons must comply with such requirements in order to resell the Exchange Notes (PROVIDED, HOWEVER, that such period shall not be required to exceed 180 days, or such longer period if extended pursuant to the last sentence of this Section 3 (the "APPLICABLE PERIOD")), and (v) include in the transmittal letter or similar documentation to be executed by an exchange offeree all necessary information for such offeree to participate in the Exchange Offer;

               (B) in the case of any Exchange Offer Registration Statement, the Company agrees to deliver to the Initial Purchasers or to another representative of the Participating Broker-Dealers on behalf of the Participating Broker-Dealers upon consummation of the Exchange Offer (i) an opinion of counsel substantially in the form attached hereto as EXHIBIT A, (ii) an Officer's Certificate containing certifications substantially similar to those set forth in Section 8(d) of the Purchase Agreement and such additional certifications as are customarily delivered in a public offering of debt securities, and (iii) a comfort letter in customary form permitted by Statement of Auditing Standards No. 72 of the American Institute of Certified Public Accountants.

     The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the proposed distribution of such Registrable Securities as the Company may from time to time reasonably request in writing. The Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request.

     In the case of (i) a Shelf Registration Statement or (ii) Participating Broker-Dealers who have notified the Company that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in
Section 3(t) hereof, are seeking to sell Exchange Notes and are required to deliver copies of such Prospectus, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 3(e)(ii), 3(e)(iii), 3(e)(iv), 3(e)(v), 3(e)(vi) or 3(e)(vii) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities or Exchange Notes, as the case may be, current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities or Exchange Notes, as the case may be, pursuant to a Registration Statement, the Company shall use its best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Registration Statement and shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days in the period from and including the date of the giving of such notice to and including the date when the Company shall have made available to the Holders copies of the supplemented or amended Prospectus necessary to resume such dispositions or shall have advised the Holders in writing that the use of the applicable Prospectus may be resumed.

     4. INDEMNIFICATION AND CONTRIBUTION. (a) The Company shall indemnify and hold harmless the Initial Purchasers, each Holder, each Participating Broker-Dealer, each underwriter who participates in an offering of Registrable Securities, each of their respective affiliates, each Person, if any, who controls any of such parties within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, and each of their respective directors, officers, partners, employees, representatives and agents, to the fullest extent lawful as follows:

               (i) from and against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereto pursuant to which the offer and sale of the Registrable Securities or Exchange Notes were registered under the Act including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any court or governmental agency or body, whether commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if and only if such settlement is effected with the prior written consent of the Company; and

               (iii) from and against any and all expenses whatsoever (including reasonable fees and disbursements of counsel chosen by the Initial Purchasers, Holder, Participating Broker-Dealer or underwriter (except to the extent otherwise expressly provided in Section 4(c) hereof)), as incurred, reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, whether commenced or threatened, or any other claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 4(a);

PROVIDED, HOWEVER, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission (i) made solely in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers, such Holder, such Participating Broker-Dealer or any underwriter in writing expressly for use in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) or
(ii) contained in any preliminary prospectus or any Prospectus if the Initial Purchasers, such Holder, such Participating Broker-Dealer or such underwriter failed to send or deliver a copy of the Prospectus (as then amended or supplemented if the Company shall have timely furnished any amendments or supplements thereto) to the Person asserting such losses, liabilities, claims or damages on or prior to the delivery of written confirmation of any sale of securities covered thereby to such Person in any case where such delivery is required by the Act and such Prospectus (as so amended or supplemented) would have corrected such untrue statement or omission and the delivery thereof would have eliminated such losses, claims, damages or liabilities. Any amounts advanced by the Company to an indemnified party pursuant to this Section 4 as a result of such losses shall be returned to the Company if it shall be finally, judicially determined by a court of competent jurisdiction that such indemnified party was not entitled to indemnification by the Company pursuant to this
Section 4.

          (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Initial Purchasers, each underwriter who participates in an offering of Registrable Securities and the other selling Holders and each of their respective directors, officers (including each officer of the Company who signed the Registration Statement), employees, representatives and agents, and each Person, if any, who controls the Company, the Initial Purchasers, any underwriter or any other selling Holder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 4(a) hereof, as reasonably incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) solely in reliance upon and in conformity with written information furnished to the Company by such selling Holder expressly for use in the Registration Statement (or any amendment thereto) or any such Prospectus (or any amendment or supplement thereto); PROVIDED, HOWEVER, that, in the case of a Shelf Registration Statement, no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action in respect of which indemnity may be sought hereunder, enclosing a copy of all papers properly served on such indemnified party (but failure to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have other than on account of this indemnity agreement). An indemnifying party may participate, at its own expense, in the defense of any such action. If an indemnifying party so elects within a reasonable time after receipt of such notice, such indemnifying party, jointly with any other indemnifying party, may assume the defense of such action with counsel chosen by it and reasonably satisfactory to the indemnified parties defendant in such action; PROVIDED, HOWEVER, that if any such indemnified party reasonably determines, upon written advice of counsel, that there may be legal defenses available to such indemnified party which are different from or in addition to those available to such indemnifying party or that representation of such indemnifying party and any indemnified party by the same counsel would present a conflict of interest, then one additional counsel in each jurisdiction for all indemnified parties having consistent interests and such different or additional defenses or subject to such conflict shall be entitled to conduct the defense of such indemnified parties with the fees and expenses of such counsel to be borne by the indemnifying party or parties. If an indemnifying party assumes the defense of an action in accordance with and as permitted by the provisions of this Section 4(c), such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action (except to the extent set forth in the proviso contained in the immediately preceding sentence). In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action, or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4, unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) Notwithstanding any payment or payments made by the Company hereunder, the Company hereby expressly waives subrogation to, and agrees that it shall not be entitled to be subrogated to, any of the rights of any indemnified party against the Company or any other right of offset held by any indemnified party for the payment of any amounts owed to any indemnified party pursuant to this Section 4; PROVIDED, HOWEVER, that if any of the foregoing provisions of this paragraph are held to be contrary to applicable law or unenforceable by a court of competent jurisdiction, the Company hereby expressly agrees that any right of subrogation or contribution that the Company may have as a result of such applicable law or unenforceability, as the case may be, shall be subordinate in right of payment to the payment in full in cash of all amounts owed to any indemnified party pursuant to this Section 4.

          (e) If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to herein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Notes pursuant to the Purchase Agreement, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Notes pursuant to the Purchase Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to the Purchase Agreement (before deducting expenses) received by the Company and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Notes.

     The relative fault of the Company on the one hand and the Holders on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to sate a material fact relates to information supplied by the Company or by the Holders, and the respective parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4(e). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any untrue or alleged untrue statement or omission or alleged omission referred to in Section 4(a)(i).

     Notwithstanding the provisions of this Section 4(e), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discount received by such Initial Purchaser in respect of the purchase price of the Notes purchased by it from the Company exceeds the amount of any damages which the Initial Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 4(c), each person, if any, who controls an Initial Purchaser, a Holder, a Participating Broker-Dealer, an underwriter who participates in an offering of Registrable Securities, or the affiliates of any of them, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director, officer (including each officer of the Company who signed the Registration Statement), partner, employee, representative and agent of the Company, the Initial Purchasers, each Holder, each Participating Broker-Dealer, and each underwriter who participates in an offering of Registrable Securities and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

     5. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any customary underwriting arrangements approved by the Holders of a majority in aggregate principal amount of the Registrable Securities included in such offering and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required in connection with such underwriting arrangements.

     6. SELECTION OF UNDERWRITERS. In any underwritten offering, the underwriter or underwriters and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Registrable Securities included in such offering; PROVIDED, HOWEVER, that such underwriters and managers must be reasonably satisfactory to the Company.

     7.   MISCELLANEOUS.

          (a) NO INCONSISTENT AGREEMENTS. The Company has not entered into nor will the Company on or after the date of this Agreement enter into any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

          (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders; provided, however, that no amendment, modification or supplement or waiver or consent to the departure with respect to the provisions of Section 4 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder of Registrable Securities.

          (c) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, postage prepaid, sent by any national courier service guaranteeing overnight delivery or transmitted by any standard form of telecommunication, as follows: (i) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this
Section 7(c), which address, with respect to an Initial Purchaser, shall initially be the address provided for such Initial Purchaser in the Purchase Agreement; and (ii) if to the Company, at its address as set forth in the Purchase Agreement, or at such other address provided in accordance with the provisions of this Section 7(c).

     All such notices and communications shall be deemed to have been duly given at the earlier of: (i) the time of actual receipt by the addressee; or (ii) the time delivered, if personally delivered, or five business days after being sent by registered or certified mail, postage prepaid, if mailed, or when answered back, if telexed, or when transmission is confirmed, if telecopied, or on the next business day, if timely delivered to a national courier service guaranteeing overnight delivery.

     Copies of all notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee at its address specified in the Indenture.

          (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of the Initial Purchasers, including, without limitation and without the need for an express assignment, subsequent Holders; PROVIDED, HOWEVER, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

          (e) THIRD PARTY BENEFICIARY. The Holders shall be third party beneficiaries of the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and the Holders shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of any of the other Holders.

          (f) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.

          (h) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (i) NOTES HELD BY THE COMPANY OR ITS AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any affiliate of the Company (as such term is defined in Rule 405 under the Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (j) COUNTERPARTS. This Agreement may be executed in one or more counterparts and, when so executed, all such counterparts taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

                                         NORTEK, INC.



                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:



Accepted as of the date first above written:


WASSERSTEIN PERELLA SECURITIES, INC.



By:
    -----------------------------------
    Name:
    Title:



BEAR, STEARNS & CO. INC.



By:
    -----------------------------------
    Name:
    Title:

                                                                       EXHIBIT A



                           FORM OF OPINION OF COUNSEL


          1. Each of the Exchange Offer Registration Statement and the Prospectus (other than the financial statements, notes or schedules thereto and other financial and statistical data and supplemental schedules included or referred to therein or omitted therefrom and the Form T-1, as to which such counsel need express no opinion), complies as to form in all material respects with the applicable requirements of the Act and the applicable rules and regulations promulgated under the Act.

          2. In the course of such counsel's review and discussion of the contents of the Exchange Offer Registration Statement and the Prospectus with certain officers and other representatives of the Company and representatives of the independent certified public accountants of the Company, but without independent check or verification or responsibility for the accuracy, completeness or fairness of the statements contained therein, on the basis of the foregoing (relying as to materiality to a large extent upon representations and opinions of officers and other representatives of the Company), no facts have come to such counsel's attention which cause such counsel to believe that the Exchange Offer Registration Statement (other than the financial statements, notes and schedules thereto and other financial and statistical information contained or referred to therein and the Form T-1, as to which such counsel need express no belief), at the time the Exchange Offer Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, or that the Prospectus (other than the financial statements, notes and schedules thereto and other financial and statistical information contained or referred to therein, as to which such counsel need express no belief) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                                    EXHIBIT B

        LIST OF FUNDED EMPLOYEE PENSION AND BENEFIT PLANS OF THE COMPANY


                              DEFINED BENEFIT PLANS

1.    Nortek, Inc. Retirement Plan

      a.   Broan Mfg. Co., Inc. Pension Plan "A"
             Appendix II to the Nortek, Inc. Retirement Plan

      b.   Broan Mfg. Co., Inc. Pension Plan "B"
             Appendix III to the Nortek, Inc. Retirement Plan

      c.   Pension Plan for Employees of Nordyne, Inc.
             Appendix VI to the Nortek, Inc. Retirement Plan

      d. Music & Sound, Inc. Pension Plan for Non-Production Employees Appendix VIII to the Nortek, Inc. Retirement Plan

      e. Nortek, Inc. Pension Plan for Certain Employees of Providence, RI Appendix IX to the Nortek, Inc. Retirement Plan

      f.   SMB Corporation Employees Pension Plan--Governair
             Appendix XII of the Nortek, Inc. Retirement Plan

      g.   SMB Corporation Employees Pension Plan--Temtrol
             Appendix XII of the Nortek, Inc. Retirement Plan

      h.   Mohawk Flush Doors Pension Plan for Salaried Employees
             Appendix XIV, III

      i. Mohawk Flush Doors Pension Plan for Hourly-Rated Employees of Northumberland
             Appendix XV

2.    Universal-Rundle Corporation Retirement Plan "A"

3.    Milwaukee Faucets Retirement Income Plan

4.    Northway Products Retirement Income Plan

5.    Mammoth Negotiated Hourly Pension Plan

6.    Hoover Treated Wood Products, Inc. Retirement Income Plan

7.    Ply Gem Group Pension Plan

8.    SNE Enterprises, Inc. Pension Plan


                           DEFINED CONTRIBUTION PLANS

1.    CES Group Flexible Savings Plan (401(k))

2.    Northway Products Savings Plan

3.    Mammoth Negotiated Hourly 401(k) Plan

4.    Universal-Rundle Profit Sharing and Thrift Plan

5.    Universal-Rundle Savings Plan for Union Employees

6.    M & S Systems, Inc. 401(k) Savings Plan

7.    Nordyne, Inc. 401(k) Savings Plan

8.    Broan Mfg. Co., Inc. 401(k) Savings Plan

9.    Linear Corporation 401(k) Plan

10.   Moore-O-Matic, Inc. 401(k) Plan

11.   Nortek, Inc. 401(k) Savings Plan

12. The Broan Group 401(k) Plan for Employees of Jensen Industries, Inc. and Aubrey Manufacturing, Inc.

13.   Rangaire, Inc. 401(k) Plan

14.   Ply Gem Industries, Inc. Group Profit Sharing/401(k) Plan

15.   SNE Enterprises, Inc. 401(k) Plan

16.   SNE Enterprises, Inc. 401(k) Savings Plan

17.    Ply Gem Manufacturing Division of Ply Gem Industries, Inc. 401(k) Plan

                               MULTIEMPLOYER PLANS

1. Labor Agreement between Allied Plywood Corporation and Teamsters Union Local No. 25, for the term from February 1, 1995 to January 31, 1998.

2. Labor Agreement, dated April 1, 1995, between The Goldenberg Group, Inc. Goldenhill Unit and Cabinet Makers, Millmen and Industrial Carpenters Local 721 affiliated with the United Brotherhood of Carpenters and Joiners of America, AFL-CIO, for the term from 1995 to 1998.

3. Labor Agreement, dated April 1, 1995, between The Goldenberg Group, Inc. Goldenberg Unit and Cabinet Makers, Millmen and Industrial Carpenters Local 721 affiliated with the United Brotherhood of Carpenters and Joiners of America, AFL-CIO, for the term from 1995 to 1998.

4. Agreement, dated August 12, 1996, between Goldenberg Plywood & Lumber Company, Inc. and Teamsters Building Material and Dump Truck Local Union No. 420, for the term from August 12, 1996 to August 11, 1999.

5. Agreement, dated May 28, 1996, between Continental Wood Preservers, Inc. and Teamsters Local Union No. 247, an affiliate of the International Brotherhood of Teamsters, for the term from May 28, 1996 to November 15, 1999.

6. Agreement between Studley Products, Inc. and Productions, Service and Sales District Council, I.U.C. Local 222, AFL-CIO, for the term from February 1, 1997 to January 31, 1999.

7. Agreement between Goldenhill and Graphic Communications Union District Council No. 2, AFL-CIO, for the term from July 15, 1994 to July 14, 1997.

                                                                     Exhibit C-1


                           [ROPES & GRAY LETTERHEAD]


                                 August __, 1997



Wasserstein Perella Securities, Inc.
31 West 52nd Street
New York, New York  10019

Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167


       Re:    $275,000,000 PRINCIPAL AMOUNT  % SENIOR NOTES DUE 2007 OF
              NORTEK, INC.


Ladies and Gentlemen:

       We have acted as counsel for Nortek, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale by the Company of
$275,000,000 principal amount of   % Senior Notes due 2007 (the "Notes"). This
opinion is furnished to you pursuant to Section 8(g) of the Purchase Agreement dated August __, 1997 (the "Purchase Agreement") among the Company and each of you relating to the issue and sale of the Notes. Terms defined in the Purchase Agreement and not otherwise defined herein are used herein with the meanings so defined.

         We have attended the closing of the sale of the Notes held today. We have examined a copy of the final Offering Memorandum of the Company dated August __, 1997 relating to the offering of the Notes, together with all exhibits thereto (the "Offering Memorandum"); the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "Form 10-K"); the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 29, 1997 and June 28, 1997 (together with the Form 10-K, the "Incorporated Documents"); an executed copy of the Indenture dated as of August __, 1997 between the Company and State Street Bank and Trust Company, as Trustee, relating to the Notes (the "Indenture"); three global Notes executed by the Company in the aggregate principal amount of $275,000,000; an executed copy of the Purchase Agreement; an executed copy of the Registration Rights Agreement dated as of August __, 1997 (the "Registration Rights Agreement") among the Company and each of you; an executed copy of the Agreement and

Wasserstein Perella Securities, Inc.
Bear, Stearns & Co. Inc.                 -2-                    August __, 1997


Plan of Merger dated as of July 24, 1997 among the Company, NTK Sub, Inc. and Ply Gem Industries, Inc. (the "Merger Agreement"); and such other documents as we have deemed necessary as a basis for the opinions expressed herein. Except as otherwise specified herein, all references to the Offering Memorandum include the Incorporated Documents.

       We express no opinion as to the laws of any jurisdiction other than those of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We call your attention to the fact that (i) each of the Indenture, the Notes, the Purchase Agreement and the Registration Rights Agreement provides that it is to be governed by the laws of the State of New York and (ii) the Merger Agreement provides that it is to be governed by the laws of the State of Delaware. For purposes of the opinions in numbered paragraphs 3, 4, 5 and 6 below, we have assumed with your permission that the Indenture, the Registration Rights Agreement, the Notes, the Series B Notes, the Private Exchange Notes, if any, and the Merger Agreement would be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice or conflict of laws rule or provision that would cause the application of the domestic substantive laws of any other jurisdiction.

       We call your attention to the fact that certain of the contracts, agreements or documents referred to in paragraph 9(i) below require compliance by the Company with certain financial ratios in order to incur the indebtedness represented by the Notes. We express no opinion in numbered paragraph 9(i) below with respect to any conflict, breach, default, right of acceleration, requirement of prepayment, consent, lien, charge or encumbrance referred to therein to the extent any of the foregoing relate to the requirement by the Company to comply with any such financial ratio.

       We note that you have also been delivered today the opinion of Kevin W. Donnelly, Vice President, General Counsel and Secretary of the Company, as to certain matters addressed herein and as to certain additional matters.

       Insofar as this opinion relates to factual matters, information with respect to which is in the possession of the Company, we have made inquiries to the extent we believe reasonable with respect to such matters and have relied upon representations made by the Company in the Purchase Agreement and the other Operative Documents and representations made to us by one or more officers of the Company. Although we have not independently verified the accuracy of such representations, we do not know of the existence or absence of any fact contradicting such representations. Any reference herein to "our knowledge," "known to us" or any variation thereof shall mean the actual knowledge of lawyers in this firm who have

Wasserstein Perella Securities, Inc.
Bear, Stearns & Co. Inc.                     -3-                August __, 1997



participated in our representation of the Company in connection with the preparation of the Offering Memorandum.

       Based upon and subject to the foregoing, we are of the opinion that:

1. The Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power to own its properties and conduct its business as described the Offering Memorandum. The Company has all requisite corporate authority to execute, deliver and perform its obligations under the Purchase Agreement, each of the other Operative Documents and the Merger Agreement, to the extent it is a party thereto, and to consummate the Transactions, including, without limitation, the corporate power and authority to issue, sell and deliver the Notes and to consummate the Acquisition, as applicable.

2. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

3. The Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws relating to or affecting enforcement of creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by general principles of equity.

4. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other parties named therein, is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws relating to or affecting enforcement of creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by general principles of equity; provided, however, that we express no opinion in this numbered paragraph 4 with respect to any provisions of the Registration Rights Agreement relating to rights of indemnity or contribution.

5. The Notes have been duly authorized, executed and delivered by the Company for issuance and sale to you pursuant to the Purchase Agreement and, when issued and

Wasserstein Perella Securities, Inc.
Bear, Stearns & Co. Inc.                 -4-                    August __, 1997




       authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Purchase Agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws relating to or affecting the rights of creditors generally, and subject to limitations on rights of acceleration and the availability of equitable remedies under general principles of equity.

6. The Series B Notes and the Private Exchange Note, if any, have been duly authorized by the Company for issuance and, when executed, delivered, issued and authenticated in accordance with the terms of the Registration Rights Agreement and the Indenture, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws relating to or affecting the rights of creditors generally, and subject to limitations on rights of acceleration and the availability of equitable remedies under general principles of equity.

7. The Merger Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other parties named therein, is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws relating to or affecting enforcement of creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by general principles of equity.

8. When the Notes are issued and delivered pursuant to the Purchase Agreement at the closing held today, no Note will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

9. The execution and delivery by the Company of the Purchase Agreement, the other Operative Documents and the Merger Agreement, the performance by the Company of its agreements contained therein and the consummation of the Transactions (including, without limitation, the issuance, sale and delivery of the Notes by the Company and the consummation of the Acquisition), as applicable, do not (i) conflict with or result in a breach or violation of, or constitute a default (or an event which, with notice or lapse

Wasserstein Perella Securities, Inc.
Bear, Stearns & Co. Inc.                  -5-                   August __, 1997



       of time or both, would constitute a default) under, result in a material modification of, or give rise to any right to accelerate the maturity of or require the prepayment of any obligation of the Company pursuant to, or require any consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the terms of any contract, agreement or document identified as an exhibit to the Form 10-K, (ii) violate or conflict with any provisions of the certificate of incorporation or bylaws of the Company or (iii) to our knowledge (assuming for purposes of this numbered paragraph 8, compliance with state securities or Blue Sky laws and the antifraud provisions of federal and state securities laws as to which we express no opinion), violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or arbitrator or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets, except for such breaches, violations or conflicts which, individually or in the aggregate, do not and would not reasonably be expected to have a Material Adverse Effect. Assuming compliance with applicable state securities and Blue Sky laws, as to which we express no opinion, and except in connection with the filing of a registration statement under the Act and qualification of the Indenture under the Trust Indenture Act, in each case as contemplated by the Registration Rights Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with any court or governmental agency, body or administrative agency is or was required for (1) the execution, delivery and performance by the Company of the Purchase Agreement; any of the other Operative Documents to which it is a party or the Merger Agreement; (2) the issuance and sale of the Notes; or (3) the consummation of any of the other Transactions, as applicable, except such as have been obtained and made or have been disclosed in the Offering Memorandum.

10. The Company is not, and upon consummation of the Transactions will not be, subject to registration as an "investment company" within the meaning of the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. Neither the Company nor any of its subsidiaries is a "holding company" or a "subsidiary company" of a holding company, or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

11. Assuming (i) the accuracy of, and compliance with, the representations, warranties, covenants and agreements of the Company and you contained in the Purchase Agreement, (ii) the accuracy of, and compliance with, the representations, warranties, covenants and agreements of each of the persons to whom you initially resell or otherwise transfer the Notes, as specified in the Offering Memorandum, and (iii) the compliance by you with the offering and transfer procedures and restrictions described

Wasserstein Perella Securities, Inc.
Bear, Stearns & Co. Inc.                  -6-                   August __, 1997



       in the Offering Memorandum, it is not necessary in connection with the offer, sale and delivery of the Notes to you or in connection with the initial resale of the Notes by you in the manner contemplated by the Purchase Agreement and the Offering Memorandum to register the sale of the Notes to you or the Exempt Resales under the 1933 Act (it being understood that we do not express any opinion as to any subsequent reoffers, resales or other transfers of any Notes) or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

12. None of the execution, delivery and performance of the Purchase Agreement, the issuance and sale of the Notes, the application of the proceeds from the issuance and sale of the Notes and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandum will violate Regulation G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

13. The Purchase Agreement, the Indenture, the Notes and the Registration Rights Agreement conform in all material respects as to the descriptions thereof contained in the Offering Memorandum.

14. To our knowledge, no stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by the Purchase Agreement are subject to the registration requirements of the Act, has been issued.

       We have not independently verified the accuracy, completeness or fairness of the statements made or the information contained in the Offering Memorandum, and, except with respect to the descriptions referred to in paragraph 13 above, we are not passing upon and do not assume any responsibility therefor. In the course of the preparation by the Company of the Offering Memorandum, we have participated in discussions with your representatives and those of the Company and its independent accountants, in which the business and affairs of the Company and the contents of the Offering Memorandum were discussed. We have not reviewed individual litigation files of the Company or consulted with counsel directly involved in handling particular legal or governmental proceedings for the Company, our investigation of pending or threatened legal or governmental proceedings having consisted solely of our participation in the foregoing discussions. On the basis of information that we have gained in the course of our representation of the Company in connection with its preparation of the Offering Memorandum and our participation in the discussions referred to above, we have no reason to believe that as of the date of the Offering Memorandum or as of the date hereof, the Offering Memorandum contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. We express no opinion, however, as to the financial

Wasserstein Perella Securities, Inc.
Bear, Stearns & Co. Inc.                   -7-                  August __, 1997




statements, including the notes and schedules thereto, or any other financial, statistical or accounting information set forth or referred to in the Offering Memorandum, or as to any statements or omissions made by the Company in reliance upon information furnished in writing to the Company by you in connection with the Offering Memorandum that is referred to in Section 10 of the Purchase Agreement, or as to statements in or omissions from the Offering Memorandum which relate to Ply Gem Industries, Inc. or any of its subsidiaries.

       Except as otherwise expressly consented to by us in writing, this opinion is solely for your benefit.




                                            Very truly yours,


                                            /s/ Ropes & Gray

                           [NORTEK, INC. LETTERHEAD]

                                                                     Exhibit C-2



                                 August __, 1997



Wasserstein Perella Securities, Inc.
31 West 52nd Street
New York, New York  10019

Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

              Re:    $275,000,000 PRINCIPAL AMOUNT    % SENIOR NOTES DUE 2007
                     OF NORTEK, INC.


Ladies and Gentlemen:

       I am Vice President, General Counsel and Secretary of Nortek, Inc., a Delaware corporation (the "Company"), and have acted, in a limited capacity, as counsel to the Company in connection with the issuance and sale by the Company
of $275,000,000 principal amount of   % Senior Notes due 2007 (the "Notes").
This opinion is furnished to you pursuant to Section 8(h) of the Purchase Agreement dated August __, 1997 (the "Purchase Agreement") among the Company and each of you relating to the issue and sale of the Notes. Terms defined in the Purchase Agreement and not otherwise defined herein are used herein with the meanings so defined.

         I have examined a copy of the Offering Memorandum of the Company dated August __, 1997 relating to the offering of the Notes (the "Offering Memorandum"); the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "Form 10-K"); the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 29, 1997 and June 28, 1997 (together with the Form 10-K, the "Incorporated Documents"); an executed copy of the Indenture dated as of August __, 1997 between the Company and State Street Bank and Trust Company, as Trustee, relating to the Notes (the "Indenture"); three global Notes executed by the Company in the aggregate principal amount of $275,000,000; an executed copy of the Purchase Agreement; an executed copy of the Registration Rights Agreement dated as of August __, 1997 (the "Registration Rights Agreement") among the Company and each of you; an executed copy of the Agreement and Plan of Merger dated as of

Wasserstein Perella Securities, Inc.
Bear, Stearns & Co. Inc.                 -2-                   August __, 1997



July 24, 1997 among the Company, NTK Sub, Inc. and Ply Gem Industries, Inc. (the "Merger Agreement"); and such other documents as I have deemed necessary as a basis for the opinions expressed herein. Except as otherwise specified herein, all references to the Offering Memorandum include the Incorporated Documents.

       I express no opinion as to the laws of any jurisdiction other than those of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. I call your attention to the fact that (i) each of the Indenture, the Notes, the Purchase Agreement and the Registration Rights Agreement provides that it is to be governed by the laws of the State of New York and (ii) the Merger Agreement provides that it is to be governed by the laws of the State of Delaware. For purposes of the opinions in numbered paragraphs 5, 6, 7 and 8 below, I have assumed with your permission that the Indenture, the Registration Rights Agreement, the Notes, the Series B Notes, the Private Exchange Notes, if any, and the Merger Agreement would be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice or conflict of laws rule or provision that would cause the application of the domestic substantive laws of any other jurisdiction.

       I call your attention to the fact that certain of the contracts, agreements or documents referred to in paragraph 10(i) below require compliance by the Company with certain financial ratios in order to incur the indebtedness represented by the Notes. I express no opinion in numbered paragraph 10(i) below with respect to any conflict, breach, default, right of acceleration, requirement of prepayment, consent, lien, charge or encumbrance referred to therein to the extent any of the foregoing relate to the requirement by the Company to comply with any such financial ratio.

       I note that you have also been delivered today the opinion of Ropes & Gray, counsel for the Company, as to certain matters addressed herein.

       Insofar as this opinion relates to factual matters, information with respect to which is in the possession of the Company, I have made inquiries to the extent I believe reasonable with respect to such matters and have relied upon representations made by the Company in the Purchase Agreement and the other Operative Documents and representations made to me by one or more officers of the Company. Although I have not independently verified the accuracy of such representations, I do not know of the existence or absence of any fact contradicting such representations. Any reference herein to "my knowledge," "known to me" or any variation thereof shall mean my actual knowledge on the basis of the inquiries and representations referred to above in this paragraph.

       Based upon and subject to the foregoing, I am of the opinion that:

Wasserstein Perella Securities, Inc.
Bear, Stearns & Co. Inc.                  -3-                   August __, 1997



1. The Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect thereto. The Company has all requisite corporate authority to carry on its business as it is currently being conducted and to own, lease and operate its properties as described in the Offering Memorandum. The Company has all requisite corporate authority to execute, deliver and perform its obligations under the Purchase Agreement, each of the other Operative Documents and the Merger Agreement, to the extent it is a party thereto, and to consummate the Transactions, as applicable, including, without limitation, the corporate power and authority to issue, sell and deliver the Notes and to consummate the Acquisition, as applicable.

2. Each Significant Subsidiary of the Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Each Significant Subsidiary of the Company has all requisite corporate authority to carry on its business as it is currently being conducted and to own, lease and operate its properties as described in the Offering Memorandum.

3. All of the outstanding capital stock of the Company has been duly authorized, validly issued, and is fully paid and nonassessable and, to my knowledge, was not issued in violation of any preemptive or similar rights.

4. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

5. The Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws relating to or affecting enforcement of creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by general principles of equity.

Wasserstein Perella Securities, Inc.
Bear, Stearns & Co. Inc.                 -4-                   August __, 1997



6. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other parties named therein, is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws relating to or affecting enforcement of creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by general principles of equity; PROVIDED, HOWEVER, that I express no opinion in this numbered paragraph 6 with respect to any provisions of the Registration Rights Agreement relating to rights of indemnity or contribution.

7. The Notes have been duly authorized, executed and delivered by the Company for issuance and sale to you pursuant to the Purchase Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Purchase Agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws relating to or affecting the rights of creditors generally, and subject to limitations on rights of acceleration and the availability of equitable remedies under general principles of equity.

8. The Series B Notes and the Private Exchange Note, if any, have been duly authorized by the Company for issuance and, when executed, delivered, issued and authenticated in accordance with the terms of the Registration Rights Agreement and the Indenture, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws relating to or affecting the rights of creditors generally, and subject to limitations on rights of acceleration and the availability of equitable remedies under general principles of equity.

9. The Merger Agreement has been duly authorized, executed and delivered by the Company, and, assuming the due authorization, execution and delivery thereof by the other parties named therein, is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws relating to or affecting enforcement of

Wasserstein Perella Securities, Inc.
Bear, Stearns & Co. Inc.                 -5-                    August __, 1997




       creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by general principles of equity.

10. The execution and delivery by the Company of the Purchase Agreement, the other Operative Documents and the Merger Agreement, to the extent it is a party thereto, the performance by the Company of its agreements contained therein, to such extent, and the consummation of the Transactions (including, without limitation, the issuance, sale and delivery of the Notes by the Company and the consummation of the Acquisition), as applicable, do not (i) conflict with or result in a breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in a material modification of, or give rise to any right to accelerate the maturity of or require the prepayment of any obligation of the Company or any Significant Subsidiary pursuant to, or require any consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to, the terms of any contract, agreement or document identified as an exhibit to the Form 10-K, (ii) violate or conflict with any provisions of the certificate of incorporation or bylaws of the Company or any Significant Subsidiary or (iii) to my knowledge (assuming for purposes of this numbered paragraph 9, compliance with state securities or Blue Sky laws and the anti-fraud provisions of federal and state securities laws as to which I express no opinion), violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or arbitrator or any public, governmental or regulatory agency or body having jurisdiction over the Company or any Significant Subsidiary or any of their respective properties or assets, except for such breaches, violations or conflicts which, individually or in the aggregate, do not and would not reasonably be expected to have a Material Adverse Effect. Assuming compliance with applicable state securities and Blue Sky laws, as to which I express no opinion, and except in connection with the filing of a registration statement under the Act and qualification of the Indenture under the Trust Indenture Act, in each case as contemplated by the Registration Rights Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with any court or governmental agency, body or administrative agency is or was required for (1) the execution, delivery and performance by the Company of the Purchase Agreement, any of the other Operative Documents or the Merger Agreement to the extent it is a party; (2) the issuance and sale of the Notes; or
       (3) consummation of any of the other Transactions, as applicable, except such as have been obtained and made or have been disclosed in the Offering Memorandum.

11. To my knowledge, there is no litigation, action, suit, investigation or proceeding, governmental or otherwise, before any court or before or by any public, regulatory or




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Bear, Stearns & Co. Inc.                    -6-                 August __, 1997



       governmental agency or body pending or threatened against, or involving the properties or business of, the Company or relating to the issuance or sale of the Notes, which would have a material adverse effect on the ability of the Company to perform its obligations under any Operative Document or to consummate the Transactions.

12. Except as set forth in the Registration Rights Agreement, to my knowledge, there are no holders of securities of the Company or any of its subsidiaries who, by reason of the execution by the Company of the Purchase Agreement or any other Operative Document or the consummation by the Company of the Transactions, have the right to request or demand that the Company or any of its subsidiaries register under the Act or analogous foreign laws and regulations any such securities held by such holders.

13. The Purchase Agreement, the Merger Agreement, the Indenture, the Notes and the Registration Rights Agreement conform in all material respects as to the descriptions thereof contained in the Offering Memorandum.

14. To my knowledge, no stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by the Purchase Agreement are subject to the registration requirements of the Act, has been issued.

       I have not independently verified the accuracy, completeness or fairness of the statements made or the information contained in the Offering Memorandum, and, except with respect to the descriptions referred to in paragraph 12 above, I am not passing upon and do not assume any responsibility therefor. In the course of the preparation by the Company of the Offering Memorandum, I have participated in discussions with your representatives and those of the Company and its independent accountants, in which the business and affairs of the Company and the contents of the Offering Memorandum were discussed. While I have responsibility for the legal affairs of the Company, the Company is represented by separate litigation counsel with respect to litigation matters and I have not reviewed the files of each such litigation, although, where I have deemed it appropriate, I have consulted with such counsel in respect of the status of such litigation. My investigation of pending or threatened legal or governmental proceedings has consisted of the regular conduct of my duties as the Company's general counsel and correspondence with litigation counsel and representatives of the Company. On the basis of information that I have gained in the course of my representation of the Company in connection with its preparation of the Offering Memorandum and my participation in the discussions referred to above, I have no reason to believe that as of the date of the Offering Memorandum or as of the date hereof, the Offering Memorandum contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading. I express no opinion, however, as to the financial statements, including the notes and schedules thereto, or any other financial, statistical or accounting information set forth or referred to in the Offering Memorandum, or as to any statements or omissions made by the Company in reliance upon the information furnished in writing to the Company by you in connection with the Offering Memorandum referred to in Section 10 of the Purchase Agreement, or as to statements in or omissions from the Offering Memorandum which relate to Ply Gem Industries, Inc. or any of its subsidiaries.

       Except as otherwise expressly consented to by me in writing, this opinion is solely for your benefit.

                                        Very truly yours,



                                        Kevin W. Donnelly




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Bear, Stearns & Co. Inc.                   -7-                  August __, 1997




misleading. I express no opinion, however, as to the financial statements, including the notes and schedules thereto, or any other financial, statistical or accounting information set forth or referred to in the Offering Memorandum, or as to any statements or omissions made by the Company in reliance upon the information furnished in writing to the Company by you in connection with the Offering Memorandum referred to in Section 10 of the Purchase Agreement, or as to statements in or omissions from the Offering Memorandum which relate to Ply Gem Industries, Inc. or any of its subsidiaries.

       Except as otherwise expressly consented to by me in writing, this opinion is solely for your benefit.



                                           Very truly yours,


                                           /s/ Kevin W. Donnelly